Filed Pursuant to Rule 424(b)(5)

Registration No. 333-158762

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee
4.30% Series E Medium-Term Notes due 2018	$300,000,000	$21,390.00

Pricing Supplement No. 1 Dated August 25, 2010

(To Prospectus Dated April 24, 2009 and Prospectus Supplement Dated January 21, 2010)

$300,000,000

Kimco Realty Corporation

Series E Medium-Term Notes

Due Nine Months or More from Date of Issue

4.30% Notes due 2018

Interest on the notes will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2011. The notes will mature on February 1, 2018.  We may redeem all or a portion of the notes at any time and from time to time prior to maturity. On or after November 1, 2017, we may redeem the notes, at any time in whole or from time to time in part, at our election, at a redemption price equal to the principal amount of the notes being redeemed plus accrued interest thereon to the redemption date. The redemption price for redemptions taking place prior to November 1, 2017 is discussed herein under the caption “The Offering.”

The notes will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.  In addition, the notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) and any preferred equity of our subsidiaries and our joint ventures to the extent of the assets of those subsidiaries and joint ventures.

Investing in the notes involves risks. See “Supplemental Risk Factors” in this pricing supplement, “Risk Factors” in the accompanying prospectus, “Certain Risk Factors” in the accompanying prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009.

	Per Note	Total
Public offering price(1)	99.6520%	$298,956,000
Underwriting discount	0.6250%	$1,875,000
Proceeds before expenses to Kimco(1)	99.0270%	$297,081,000

(1) Plus accrued interest, if any, from September 3, 2010, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry only form through the facilities of The Depository Trust Company on or about September 3, 2010.

Joint Book-Running Managers

Citi	Deutsche Bank Securities	J.P. Morgan

Co-Managers

Barclays Capital	BNY Mellon Capital Markets, LLC	RBS	Scotia Capital	Mitsubishi UFJ Securities

The date of this pricing supplement is August 25, 2010.

About This Pricing Supplement

This pricing supplement relates to the accompanying prospectus and prospectus supplement, which later document relates to our Series E Medium-Term Notes.  This pricing supplement describes additional terms of the notes offered hereby and supplements the description of our debt securities contained in the accompanying prospectus and prospectus supplement; this pricing supplement should be read in conjunction with the prospectus, prospectus supplement and the documents incorporated by reference in the prospectus and prospectus supplement.  If the information in this pricing supplement is inconsistent with the accompanying prospectus or prospectus supplement, this pricing supplement supersedes such information.  In addition, you should read the information that is incorporated by reference in the accompanying prospectus and prospectus supplement. See “Where You Can Find More Information.”  These documents contain important information about us, including information regarding our business, financial condition, liquidity, operating performance, management’s discussion and analysis of our financial condition and results of operations, as well as risk factors and should be reviewed carefully before you determine to purchase the notes offered hereby.

You should rely only on the information contained in this pricing supplement, the accompanying prospectus and prospectus supplement, the information incorporated by reference in such prospectus and prospectus supplement and any related free writing prospectus required to be filed with the SEC. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this pricing supplement, the accompanying prospectus and prospectus supplement, any free writing prospectus prepared in connection with this offering and the documents incorporated by reference in such prospectus and prospectus supplement is accurate only as of the respective dates of such documents or other dates that may be specified therein. Our business, financial condition, results of operations and prospects may have changed since those dates.

This pricing supplement does not constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which such offer or solicitation is unlawful. The distribution of this pricing supplement and the accompanying prospectus and prospectus supplement and the offering of the notes in some jurisdictions may be restricted by law. If you have received this pricing supplement and the accompanying prospectus and prospectus supplement, you should find out about and observe any such  restrictions. Persons outside the United States who come into possession of these documents must inform themselves about and observe any restrictions relating to the distribution of these documents and the offering of the notes outside the United States.  See “Plan of Distribution” in the accompanying prospectus supplement dated January 21, 2010.

References in this prospectus supplement to “the company”, “we”, “us” or “our” are to Kimco Realty Corporation.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may inspect information that we file with the NYSE, as well as our SEC filings, at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” into the prospectus and prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. The information that we incorporate by reference is considered a part of the accompanying prospectus and prospectus supplement, and information that we file later with the SEC prior to the termination of the offering of the notes will automatically update and supersede such information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) into the accompanying prospectus and prospectus supplement:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 1, 2010, subsequently amended on March 2, 2010 and August 17, 2010;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010 filed on May 7, 2010 and August 9, 2010, respectively;

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our Definitive Proxy Statement with respect to the 2010 Annual Meeting of Stockholders filed on March 26, 2010; and

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our Current Reports on Form 8-K filed on March 15, 2010, March 19, 2010, April 19, 2010, May 10, 2010, June 15, 2010, June 21, 2010 and August 24, 2010.

We are also incorporating by reference into the accompanying prospectus and prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this pricing supplement and prior to the termination of the offering of the notes. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in this pricing supplement, the accompanying prospectus or prospectus supplement or in a document incorporated or deemed to be incorporated by reference in such prospectus or prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference in such prospectus and prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the accompanying prospectus or prospectus supplement.

Documents incorporated by reference in the accompanying prospectus and prospectus supplement are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in such prospectus and prospectus supplement. You may obtain the documents incorporated by reference in the accompanying prospectus and prospectus supplement by requesting them in writing or by telephone from:

Kimco Realty Corporation

3333 New Hyde Park Road

New Hyde Park, New York 11042-0020

Attn: Bruce Rubenstein, Corporate Secretary

(516) 869-9000

Summary

This summary describes additional terms of the notes offered hereby and supplements the description of our debt securities contained in the accompanying prospectus and prospectus supplement.  This summary highlights information contained or incorporated by reference in the accompanying prospectus and prospectus supplement, it does not contain all of the information that is important to you. You should carefully read the entire prospectus and the prospectus supplement, as well as the documents incorporated by reference in the prospectus and prospectus supplement, before making a decision to purchase our notes.

Kimco Realty Corporation

Kimco Realty Corporation, a Maryland corporation, is one of the nation’s largest publicly-traded owners and operators of neighborhood and community shopping centers. As of June 30, 2010, the company owned interests in 1,465 properties, comprising 150 million square feet of gross leasable area (“GLA”) located in 45 states, Puerto Rico, Canada, Mexico and South America. Our ownership interests in real estate consist of our consolidated portfolio and portfolios where we own an economic interest, such as properties in our investment management programs, where we partner with institutional investors and also retain management responsibilities. We believe our portfolio of neighborhood and community shopping center properties is the largest (measured by GLA) currently held by any publicly-traded REIT.

We believe that we have operated, and we intend to continue to operate, in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Our executive officers are engaged in the day-to-day management and operation of our real estate exclusively, and we administer nearly all operating functions for our properties, including leasing, legal, construction, data processing, maintenance, finance and accounting.

Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020, and our telephone number is (516) 869-9000.

Recent Developments

On August 23, 2010, we announced the pricing of our offering of 7,000,000 depositary shares, each representing a 1/100 fractional interest in a share of our 6.90% Class H Cumulative Redeemable Preferred Stock, $1.00 par value per share.  These depositary shares, priced at $25.00 per share, entitle holders to a 6.90% cumulative dividend, or $1.725 per annum, are not convertible into common stock and are redeemable at par at the option of the company on and after August 30, 2015. The net proceeds received from the offering will be used to repay mortgage loans in the aggregate principal amount of approximately $150 million with interest rates from 6.75% to 7.87% per annum and with maturities from May 2011 to April 2013 and for general corporate purposes. The closing of the depositary share offering is expected to take place on August 30, 2010 and is subject to customary closing conditions.

The Offering

The offering terms are summarized below solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained in the accompanying prospectus and prospectus supplement. For a more detailed description of the notes, see the discussion under the captions “Description of Debt Securities” beginning on page 10 of the accompanying prospectus and “Description of Notes” beginning on page S-3 of the accompanying prospectus supplement.

Issuer	Kimco Realty Corporation, a Maryland corporation

Securities Offered	$300,000,000 aggregate principal amount of 4.30% notes due 2018

Ranking

The notes will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will not be obligations of or guaranteed by any of our subsidiaries or any of our joint ventures. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) and any preferred equity of our subsidiaries and our joint ventures to the extent of the assets of such entities.  Accordingly, creditors (including trade creditors) and any third-party preferred equity holders of our subsidiaries and of our joint ventures will be paid from the assets of such entities before holders of the notes would have any claims to those assets. In the event of a bankruptcy, liquidation or dissolution of a subsidiary or of a joint venture, that subsidiary or joint venture may not have sufficient assets remaining to make payments to us as a shareholder or other equity holder or otherwise after payment of its liabilities and satisfaction of its obligations with respect to any third-party preferred equity. As of June 30, 2010, Kimco Realty Corporation had approximately $3.0 billion of indebtedness (on a consolidated basis) that will rank equally with the notes; our consolidated subsidiaries also had approximately $1.3 billion of secured indebtedness (on a consolidated basis) that will be senior to the notes to the extent of the securing property. As of June 30, 2010, our unconsolidated joint ventures had total indebtedness of approximately $8.0 billion; as of such date our consolidated subsidiaries and unconsolidated joint ventures had no outstanding preferred equity.

Interest Rate	4.30% per annum

Maturity	February 1, 2018

Interest Payment Dates	Interest on the notes will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2011.

Optional Redemption

We may redeem all or a portion of the notes at any time and from time to time prior to maturity as set forth below.  We will mail notice to registered holders of such notes of our intent to redeem at least 30 days and not more than 60 days prior to the date set for redemption. Prior to November 1, 2017, we may redeem such notes at a redemption price equal to the greater of:

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100% of the aggregate principal amount of such notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date; and

•

the sum, as determined by an Independent Investment Banker, of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (exclusive of any interest accrued to, but excluding, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus accrued and unpaid interest to, but excluding, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by us, which may be one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc., Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc., and their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another primary treasury dealer and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity most closely corresponding to the Comparable Treasury Issue (it being understood that if no maturity is within three months before or after the Remaining Life of the notes to be redeemed, yields for the two published maturities most closely corresponding to the comparable treasury issue shall be determined and the treasury rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.  The Treasury Rate shall be calculated on the third business day preceding the redemption date.

On or after November 1, 2017, we may redeem the notes, at any time in whole or from time to time in part, at our election, at a redemption price equal to the principal amount of the notes being redeemed plus accrued interest thereon to the redemption date. In addition, we may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise, subject to compliance with all applicable laws and regulations.

Notwithstanding the foregoing redemption provisions, we will pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the notes as of the close of business on the record date immediately preceding that interest payment date.

If money sufficient to pay the redemption price of all of the notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption.

Covenants

The indenture governing the notes will include restrictions on mergers, consolidations and transfers of all or substantially all of our assets, as well as restrictions on our and our subsidiaries’ ability to incur additional indebtedness, incur liens on our property, pay dividends or make other distributions.  See “Description of Debt Securities—Merger, Consolidation or Sale” and “—Certain Covenants” in the accompanying prospectus and “Description of Notes—Certain Covenants” in the accompanying prospectus supplement.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of Notes	The notes will be issued as fully registered notes in the form of one or more global notes deposited with The Depository Trust Company or its nominee.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $296.6 million, after deducting the underwriting discount and other offering expenses payable by us. We expect to use the net proceeds from this offering to repay our $100 million 5.304% medium-term note due February 2011 and our $150 million 7.95% note due April 2011 in accordance with the optional make-whole redemption provisions of these notes and for general corporate purposes.

Trustee	The Bank of New York Mellon

Supplemental Risk Factors

Investing in the notes involves risks. In addition to the below risk factors, see “Risk Factors” in the accompanying prospectus, “Certain Risk Factors” in the accompanying prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009.

A liquid trading market for the notes may not develop or be maintained.

The notes constitute a new issue of securities for which there is no existing market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a liquid trading market for the notes will develop or be maintained, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If a liquid trading market does not develop or is not maintained, you may be unable to resell your notes at a price that exceeds the price you paid or at all.

Changes in our credit ratings or the debt markets could adversely affect the market value of the notes.

The market value for the notes depends on many factors, including:

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our credit ratings with major credit rating agencies;

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the prevailing interest rates being paid by or the market price for similar securities issued by REITs;

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general economic and financial market conditions;

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our issuance of debt or preferred stock; and

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our financial condition, liquidity, leverage, financial performance and prospects.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market value of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the market value of the notes.

Our financial covenants may restrict our operating and acquisition activities.

The supplemental indenture under which the notes will be issued contains certain financial and operating covenants, including, among other things, certain coverage ratios, as well as limitations on our and our subsidiaries’ ability to incur secured and unsecured debt, make dividend payments, sell all or substantially all of our assets, engage in mergers and consolidations and certain acquisitions and to take certain other actions. These covenants may restrict our ability to pursue certain business initiatives or certain acquisition transactions that would otherwise be in our best interest. In addition, failure to meet any of the financial covenants could cause an event of default under and/or accelerate some or all of our indebtedness, which would have a material adverse effect on us. Furthermore, you will not be protected in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction, any of which could adversely affect you, except to the extent described under “Description of the Debt Securities—Merger, Consolidation or Sale” in our prospectus dated April 24, 2009.

Our ability to make payments of interest, principal and other amounts due on the notes will depend in large part upon our receipt of cash flow from our subsidiaries and joint ventures, and payments on the notes shares will be structurally subordinated to the debt and other liabilities and any preferred equity of our subsidiaries and joint ventures.0

We conduct the substantial majority of our operations through subsidiaries and joint ventures that own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to make payments of interest, principal and other amounts due on the notes will depend in large part upon the cash flow of our subsidiaries and joint ventures and the payment of funds by our subsidiaries and joint ventures to us in the form of loans, dividends or otherwise. Neither our subsidiaries nor our joint ventures are obligated to make funds available to us for payments of amounts due on the notes. In addition, the ability of our subsidiaries and joint ventures to distribute funds to us will depend on their earnings and cash flows, the terms of their financing, business and tax considerations and legal restrictions. As a result, payments of interest, principal and other amounts due on the notes will be structurally subordinated to the debt and other liabilities and any preferred equity of our subsidiaries and joint ventures (including trade payables). Accordingly, creditors (including trade creditors) and any third-party preferred equity holders of our subsidiaries and joint ventures will be paid from the assets of such entities before we receive any cash flow from these entities for use in making payments to holders of the notes. In the event of a bankruptcy, liquidation or dissolution of one of our subsidiaries or joint ventures, that subsidiary or joint venture may not have sufficient assets remaining to make payments to us as a shareholder or otherwise after payment of its liabilities and satisfaction of its obligations relating to any preferred equity. As of June 30, 2010, our consolidated subsidiaries had total indebtedness of approximately $1.3 billion and our unconsolidated joint ventures had total indebtedness of approximately $8.0 billion; as of such date our consolidated subsidiaries and unconsolidated joint ventures had no outstanding preferred equity.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $296.6 million, after deducting the underwriting discount and other offering expenses payable by us. We expect to use the net proceeds from this offering to repay our $100 million 5.304% medium-term note due February 2011 and our $150 million 7.95% note due April 2011 in accordance with the optional make-whole redemption provisions of these notes and for general corporate purposes.

Supplemental United States Federal Income Tax Considerations

The following supplements, and is intended to be read together with, the discussion in the accompanying prospectus following the discussion under the caption “United States Federal Income Tax Considerations—Taxation of Holders of Our Debt Securities—Sale, Exchange or Other Taxable Disposition of the Debt Securities” included in the accompanying prospectus. This summary is for general information only and is not tax advice.

Medicare Tax on Unearned Income. Recently enacted legislation requires certain United States holders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest and discount on, and capital gains from the sale or other disposition of, debt instruments for taxable years beginning after December 31, 2012. United States holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our notes.

Underwriting

Subject to the terms and conditions stated in a distribution agreement and a related terms agreement, which we refer to collectively as the distribution agreement, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite its name in the table below:

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$78,000,000
Deutsche Bank Securities Inc.	78,000,000
J.P. Morgan Securities Inc.	81,000,000
Barclays Capital Inc.	15,000,000
BNY Mellon Capital Markets, LLC	15,000,000
RBS Securities Inc.	15,000,000
Scotia Capital (USA) Inc.	15,000,000
Mitsubishi UFJ Securities (USA), Inc.	3,000,000
Total	$300,000,000

The distribution agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to the approval of certain legal matters by counsel and to certain other conditions. The distribution agreement also provides that the underwriters will purchase all of the notes if any of the notes are purchased. If an underwriter defaults, the distribution agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the distribution agreement may be terminated.

The underwriters initially propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.375% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.125% of the principal amount of the notes to certain other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and any other selling terms.

In the distribution agreement, we have agreed, among other things, that:

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We will pay our expenses related to this offering, which we estimate will be approximately $500,000.

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We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table summarizes the discount that we will pay to the underwriters in connection with the offering:

Underwriting Discount Paid by Us
Per Note	0.6250%
Total	$1,875,000

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time without notice in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop or be maintained for the notes, that you will be able to sell your notes at a particular time, or at all, or that the price that you may receive upon any sale of the notes will exceed the price you paid for such notes.

In connection with the offering of the notes, the underwriters are permitted to and may engage in over-allotment, stabilizing transactions and syndicate covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

In the ordinary course of their business, certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates for which they have received and are expected to continue to receive customary fees. In the ordinary course of their business, the agents and their affiliates have engaged in, and may in the future engage in, commercial banking and investment banking transactions with us for which they have received or will receive customary fees and expenses. A senior officer of J.P. Morgan Chase & Co., an affiliate of J.P. Morgan Securities Inc., is one of our directors.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.  The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions to such securities and instruments.

We expect that delivery of the notes will be made against payment therefor on or about September 3, 2010, which will be the seventh business day following the date of this prospectus supplement. Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the fourth business day following the date of this prospectus supplement (or August 31, 2010) will be required, by virtue of the fact that any such trade would otherwise settle before the close of this offering, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisor with respect to these matters.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each agent will be deemed to represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this pricing supplement and the accompanying prospectus and prospectus supplement to the public in that Relevant Member State other than:

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to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

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to fewer than 100 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive); or

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in any other circumstances that do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

This pricing supplement and the accompanying prospectus and prospectus supplement are only being distributed to, and are only directed at, persons located or resident outside the United Kingdom or, if located or resident in the United Kingdom, to (i) persons that are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”) or (iii) any other persons to whom this pricing supplement and the accompanying prospectus and prospectus supplement may otherwise lawfully be communicated in accordance with the Order.  This pricing supplement and the accompanying prospectus and prospectus supplement and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom.  Any person in the United Kingdom that is not a relevant person should not act or rely on these documents or any of their contents.

Each agent will be deemed to represent and agree that:

(1)   It has complied and will comply with all applicable provisions of the Financial Services and Market Act 2000 (“FSMA”) with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom; and

(2)   It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us.

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 24, 2009)

Series E Medium-Term Notes

Due Nine Months or More From Date of Issue

__________________

We may offer from time to time our Series E Medium-Term Notes Due Nine Months or More From Date of Issue.  Each note will mature on any day nine months or more from the date of issue, as specified in the applicable pricing supplement to this prospectus supplement, and may be subject to redemption at our option or repayment at the option of the holder of that note, in each case, in whole or in part, prior to its stated maturity date, if and as specified in the applicable pricing supplement.  In addition, each note will be denominated or payable, or both, in United States dollars or a foreign currency, as specified in the applicable pricing supplement.  The notes, other than notes denominated or payable in a foreign currency, will be issued in minimum denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the applicable pricing supplement, while notes that are denominated or payable in a foreign currency will be issued in the minimum denominations specified in the applicable pricing supplement.  (Notes offered to the public in the European Economic Area will have a minimum denomination of €50,000 (or the U.S. dollar equivalent thereof) and integral multiples of €1,000 (or the U.S. dollar equivalent thereof in excess thereof)).

Unless otherwise specified in the applicable pricing supplement, notes will bear interest at fixed rates or at floating rates.  The applicable pricing supplement for floating rate notes will specify the interest rate basis or formula, as adjusted by any spread or spread multiplier or both.  Interest on each floating rate note will accrue from its date of issue and, unless otherwise specified in the applicable pricing supplement, will be payable monthly, quarterly, semiannually or annually in arrears, as specified in the applicable pricing supplement and on the maturity date or date of earlier redemption or repayment.  Unless otherwise specified in the applicable pricing supplement, the rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.  Interest on each fixed rate note will accrue from its date of issue and, unless otherwise specified in the applicable pricing supplement, will be payable semiannually in arrears on the dates specified in the applicable pricing supplement and on the maturity date or date of earlier redemption or repayment.  Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate.

The interest rate, or formula for the determination of the interest rate, applicable to each note and the other variable terms of that note will be established by us on the date of issue of that note and will be specified in the applicable pricing supplement.  The notes may have other terms as specified in the applicable pricing supplement.  We may change the interest rates or formulas and other terms of notes, but no change will affect any note already issued or as to which an offer to purchase has been accepted by us.

Each note will be issued in book-entry form or, if so specified in the applicable pricing supplement, in fully registered certificated form.  Each book-entry note will be represented by one or more fully registered global securities deposited with or on behalf of The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee.

Investing in the notes involves risks.  See “Certain Risk Factors” on page S-1 of this prospectus supplement and “Risk Factors” on page 3 of the accompanying prospectus, as well as the “Risk Factors” sections included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement.

__________________

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or adequacy of this prospectus supplement, the accompanying prospectus or any applicable pricing supplement.  Any representation to the contrary is a criminal offense.

Unless otherwise specified in the applicable pricing supplement, the pricing terms of the notes will be:

	Price to Public	Agents’ Discounts and Commissions	Proceeds to Us
Per Note	100%	0.125% - 0.750%	99.875% - 99.250%

We may sell notes to the agents referred to below as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable efforts on our behalf.  We may also sell notes without the assistance of any agent.  There is no established trading market for the notes and there can be no assurance that a secondary market for the notes will develop.

__________________

BofA Merrill Lynch	Barclays Capital	BNY Mellon Capital Markets, LLC
Citi	Deutsche Bank Securities	J.P. Morgan
Morgan Keegan & Company, Inc.	Morgan Stanley	RBC Capital Markets
Scotia Capital	UBS Investment Bank	U.S. Bancorp Investments, Inc.
Wells Fargo Securities

__________________

The date of this prospectus supplement is January 21, 2010.

__________________

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement.  Neither we nor any agent has authorized any other person to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of its date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

From time to time, we intend to use this prospectus supplement, the accompanying prospectus and a related pricing supplement to offer the notes. You should read each of these documents before investing in the notes.

This prospectus supplement describes additional terms of the notes and supplements the description of our debt securities contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you have received this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes outside the United States. See “Plan of Distribution.”

For each offering of notes, we will issue a pricing supplement which will contain additional terms of the offering and a specific description of the notes being offered. The pricing supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a note. We will state in the pricing supplement the interest rate or interest rate basis or formula, issue price, any relevant index or indices or other reference asset, the maturity date, interest payment dates, redemption or repayment provisions, if any, and other relevant terms and conditions for each note at the time of issuance. The pricing supplement also may include a discussion of any risk factors or other special additional considerations that apply to a particular type of note. The pricing supplement can be quite detailed and always should be read carefully.

Any term that is used, but not defined, in this prospectus supplement has the meaning set forth in the accompanying prospectus. References in this prospectus supplement to “the Company”, “we”, “us” or “our” are to Kimco Realty Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may inspect information that we file with the New York Stock Exchange (“NYSE”), as well as our SEC filings, at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement, the accompanying prospectus and the applicable pricing supplement and information that we file later with the SEC prior to the completion or termination of the offering of a particular tranche of notes will automatically update and supersede the information contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement.  We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

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our Quarterly Reports on Form 10-Q and Form 10-Q/A for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

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our Definitive Proxy Statement with respect to the 2009 Annual Meeting of Stockholders filed on March 27, 2009; and

•

our Current Report on Form 8-K filed on January 7, 2009, Item 1.01 of our Current Report on Form 8-K filed on April 7, 2009, our Current Report on Form 8-K filed on April 22, 2009, our Current Report on Form 8-K filed on September 17, 2009, Items 1.01 and 2.03 of our Current Report on Form 8-K filed on September 24, 2009, our Current Report on Form 8-K filed on November 3, 2009, Items 1.01 and 2.01 of our Current Report on Form 8-K filed on November 4, 2009, Items 1.01 and 2.01 of our Current Report on Form 8-K/A filed on November 5, 2009, and Item 1.01 of our Current Report on Form 8-K filed December 8, 2009.

ii

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion or termination of the offering of a particular tranche of notes. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement, the accompanying prospectus or the applicable pricing supplement.

Documents incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. You may obtain documents incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement by requesting them in writing or by telephone from:

Kimco Realty Corporation

3333 New Hyde Park Road

New Hyde Park, New York 11042-0020

Attn: Bruce Rubenstein, Corporate Secretary

(516) 869-9000

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the applicable pricing supplement and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, those listed under the caption “Certain Risk Factors” beginning on page S-1 in this prospectus supplement, page 3 in the accompanying prospectus, and on page 11 in our Annual Report on Form 10-K for the year ended December 31, 2008, as supplemented by “Risk Factors” beginning on pages 32, 35, and 37, respectively, of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement, as well as the following factors: (i) general adverse economic and local real estate conditions, including the current economic recession, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, (iv) the Company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates, (vii) the availability of suitable acquisition opportunities, (viii) valuation of joint venture investments, (ix) valuation of marketable securities and other investments, (x) increases in operating costs, (xi) changes in the dividend policy for the Company’s common stock, (xii) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiii) impairment charges and (xiv) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Accordingly, there is no assurance that the Company’s expectations will be realized.

We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

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CERTAIN RISK FACTORS

This prospectus supplement does not describe all of the risks of an investment in the notes, whether resulting from those notes being denominated or payable in or determined by reference to a currency other than United States dollars or to one or more interest rates, currencies or other indices or formulas or otherwise.  We and the agents disclaim any responsibility to advise you of those risks as they exist at the date of this prospectus supplement or as they change from time to time.  You should consult your own financial and legal advisors as to the risks entailed by an investment in those notes and the suitability of investing in those notes in light of your particular circumstances.  The notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the applicable interest rate index or currency index or other indices or formulas.

You should carefully consider the supplemental risks described below in addition to the risks described under “Risk Factors” in the accompanying prospectus, as well as the “Risk Factors” sections included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, incorporated by reference in this prospectus supplement, the accompanying prospectus, and any pricing supplement, as well as the other information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement, before investing in the notes. You could lose part or all of your investment.

Notes indexed to interest rate, currency or other indices or formulas may have risks not associated with a conventional debt security.

If you invest in notes indexed, as to principal, premium, if any, and/or interest, if any, to one or more currencies (including exchange rates and swap indices between currencies), commodities, interest rates or other indices or formulas, either directly or indirectly, you will be subject to significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security.  These risks include, without limitation, the possibility that those indices or formulas may be subject to significant changes, that no interest will be payable or that interest will be payable at a rate lower than one applicable to a conventional fixed rate or floating rate debt security issued by us at the same time, that the repayment of principal or premium, if any, or both, may occur at different times than you expected, and that you could lose all or a substantial portion of principal or premium, if any, or both, payable on the maturity date or date of earlier redemption or repayment of your notes.  These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.  Additionally, if the index or formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to those notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified.  In recent years, values of certain indices and formulas have been highly volatile and such volatility may be expected to continue in the future.  Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

Redemption may adversely affect your return on the notes.

If your notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, we may be required to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on the notes being redeemed.

There may not be a trading market for your notes; many factors affect the trading and market value of your notes.

Upon issuance, your notes will not have an established trading market. A trading market for your notes may not develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

•

the complexity and volatility of the index or formula applicable to your notes,

•

the method of calculating the principal, premium, if any, and/or interest, if any, in respect of your notes,

•

the time remaining to the maturity of your notes,

•

the outstanding amount of the series of your notes,

•

any redemption features of your notes,

•

the amount of other debt securities linked to the index or formula applicable to your notes, and

•

the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase any notes unless you understand and are able to bear the risk that the notes may not be readily saleable, that the value of the notes will fluctuate over time and that these fluctuations may be significant.

Exchange rates and exchange controls may adversely affect the value of the notes.

If you invest in foreign currency notes, you will be subject to significant risks that are not associated with a similar investment in a debt security denominated and payable in United States dollars.  Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the United States dollar and the currency in which your note is payable and the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities.  These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply and demand for the applicable currencies.  In addition, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to your foreign currency notes contains a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified.  In recent years, rates of exchange between the United States dollar and foreign currencies have been highly volatile and volatility should be expected to continue in the future.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.  Depreciation of the currency applicable to your foreign currency note against the United States dollar would result in a decrease in the United States dollar-equivalent yield of your foreign currency note, in the United States dollar-equivalent value of the principal and premium, if any, payable on the maturity date or date of earlier redemption or repayment of your foreign currency note, and, generally, in the United States dollar-equivalent market value of your foreign currency note.

Governments or monetary authorities have imposed from time to time, and may in the future impose or revise, exchange controls at or prior to the date on which any payment of principal of, or premium, if any, or interest, if any, on, your foreign currency note is due, which could affect exchange rates as well as the availability of the currency in which your foreign currency note is payable on that date.  Even if there are no exchange controls, it is possible that the currency in which your foreign currency note is payable would not be available on the applicable payment date due to other circumstances beyond our control.  In these cases, we will be entitled to satisfy our obligations in respect of your foreign currency note in United States dollars.

Changes in our credit ratings or the debt markets could adversely affect the market value of the notes.

The market value for the notes depends on many factors, including:

•

our credit ratings with major credit rating agencies;

•

the prevailing interest rates being paid by, or the market price for the notes issued by, other companies similar to us;

•

our financial condition, liquidity, leverage, financial performance and prospects; and

•

the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market value of the notes.

Any credit ratings assigned to our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the trading market for or the trading value of your notes.  In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change or anticipated change in our rating could have an adverse effect on the market value of the notes.

Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in those notes in light of your particular circumstances.

The notes will be effectively subordinated to all our existing and future secured debt.

The notes will not be secured by any of our assets and therefore will be effectively subordinated to the mortgages and our other existing and future secured debt to the extent of our assets securing the same. If we become insolvent or are liquidated, or if payment of any of our secured debt is accelerated, the holders of that secured debt will be entitled to exercise the remedies available to secured lenders under applicable law, including the ability to foreclose on and sell the assets securing such debt to satisfy such debt. In any such case, our remaining assets may be insufficient to repay the notes.

The notes will not be guaranteed by any of our subsidiaries or joint ventures and will be structurally subordinated to the debt and other liabilities and any preferred equity of our subsidiaries or joint ventures, which means that creditors and preferred equity holders of our subsidiaries or joint ventures will be paid from their assets before holders of the notes would have any claims to those assets.

We conduct the substantial majority of our operations through subsidiaries or joint ventures that own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depend in large part upon the cash flow of our subsidiaries and joint ventures and the payment of funds by our subsidiaries and joint ventures to us in the form of loans, dividends or otherwise. Neither our subsidiaries nor our joint ventures are obligated to make funds available to us for payment of our debt securities or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions.

The notes will be obligations exclusively of Kimco Realty Corporation and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all debt and other liabilities and any preferred equity of our subsidiaries and joint ventures (including trade payables), which means that creditors and preferred equity holders of our subsidiaries or joint ventures will be paid from their assets before holders of the notes would have any claims to those assets.  In the event of a bankruptcy, liquidation or dissolution of a subsidiary or joint venture, that subsidiary or joint venture may not have sufficient assets remaining to make payments to us as a shareholder or otherwise after payment of its liabilities and any preferred equity.

Our financial covenants may restrict our operating and acquisition activities.

The indenture under which the notes will be issued contains certain financial and operating covenants, including, among other things, certain coverage ratios, as well as limitations on our and our subsidiaries’ ability to obtain secured and unsecured debt, make dividend payments, sell all or substantially all of our assets, engage in mergers and consolidations and certain acquisitions and to take certain other actions. These covenants may restrict our ability to pursue certain business initiatives or certain acquisition transactions that would otherwise be in our best interest. In addition, failure to meet any of the financial covenants could cause an event of default under and/or accelerate some or all of our indebtedness, which would have a material adverse effect on us. Furthermore, you will not be protected in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction, any of which could adversely affect you, except to the extent described under “Description of Debt Securities—Merger, Consolidation or Sale” in the accompanying prospectus.

DESCRIPTION OF NOTES

The notes will be issued as a series of debt securities under an Indenture, dated as of September 1, 1993, as amended by the First Supplemental Indenture, dated as of August 4, 1994, the Second Supplemental Indenture, dated as of April 7, 1995, the Third Supplemental Indenture, dated as of June 2, 2006, the Fourth Supplemental Indenture, dated as of April 26, 2007, the Fifth Supplemental Indenture, dated as of September 24, 2009, and as further amended or supplemented from time to time, between us and The Bank of New York Mellon (successor by merger to IBJ Schroder Bank & Trust Company), as trustee (collectively, the “indenture”).  The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended.  The following description of certain provisions of the notes and the indenture supplements, and to the extent inconsistent therewith, replaces the description of general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made.  The following description does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture.  Capitalized terms used but not defined in this prospectus supplement will have the meanings given to them in the accompanying prospectus, the notes or the indenture, as the case may be.  The term debt securities, as used in this prospectus supplement, refers to all of our debt securities, including the notes, issued and issuable from time to time under the indenture.  The following description of the notes will apply to each note offered in connection with this prospectus supplement unless otherwise specified in the applicable pricing supplement.

General

All debt securities, including the notes, issued and to be issued under the indenture are or will be, as the case may be, our unsecured general obligations and rank or will rank, as the case may be, pari passu with all our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be effectively subordinated to the mortgages and our other existing and future secured debt to the extent of our assets securing the same and to the debt and other liabilities and any preferred equity of our subsidiaries and our joint ventures. In addition, the notes are effectively subordinated to any of our subsidiaries’ guarantees of our indebtedness.  As of the date of this prospectus supplement, certain of our subsidiaries have guaranteed our unsecured credit facilities.  Our indenture does not prohibit the guarantee of other indebtedness by us or our subsidiaries.  The indenture does not limit the aggregate initial offering price of the debt securities that may be issued under the indenture and debt securities may be issued under the indenture from time to time in one or more series up to the aggregate initial offering price from time to time authorized by us for each series.

We may, from time to time, without the consent of the holders of the notes, provide for the issuance of additional notes of the same series or other debt securities under the indenture in addition to the notes offered by this prospectus supplement.  The notes will be offered on a continuous basis and will mature on any day nine months or more from their dates of issue, as specified in the applicable pricing supplement.  Unless otherwise specified in the applicable pricing supplement, interest-bearing notes will either be fixed rate notes or floating rate notes, as specified in the applicable pricing supplement.  Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate.

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest will be made in, United States dollars.  The notes also may be denominated in, or payments of principal, premium, if any, and/or interest may be made in, or both, one or more foreign currencies.  Those notes are referred to in this prospectus supplement as foreign currency notes.  Unless otherwise specified in the applicable pricing supplement, payments in respect of foreign currency notes will be made in the currency in which those foreign currency notes are denominated.  The currency in which a note is payable (or, if that currency is no longer legal tender for the payment of public and private debts in the relevant country or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on the European Union, then the currency which is then legal tender in that country for the payment of those debts) is referred to in this prospectus supplement as the specified currency.  References in this prospectus supplement to “United States dollars” and “U.S. dollars” are to the lawful currency of the United States of America.

Unless otherwise specified in the applicable pricing supplement, purchasers are required to pay for the notes in the applicable specified currencies.  At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States.  Each applicable agent through which a foreign currency note is purchased may be prepared to arrange for the conversion of United States dollars into the applicable specified currency to enable the purchaser to pay for the related foreign currency note, provided that a request is made to that agent on or prior to the fifth Business Day (as defined below) preceding the date of delivery of that foreign currency note, or by such other day determined by that agent.  Each conversion will be made by an agent on the terms and subject to the conditions, limitations and charges as that agent may from time to time establish in accordance with its regular foreign exchange practices.  All costs of exchange will be borne by the purchaser of each foreign currency note.

Interest rates offered by us with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction.  Notes with different variable terms other than interest rates may also be offered concurrently to different investors.  Interest rates or formulas and other terms of notes are subject to change by us from time to time, but those changes will not affect any note already issued or as to which an offer to purchase has been accepted by us.

Each note will be issued as a book-entry note represented by one or more fully registered global securities or, if so specified in the applicable pricing supplement, as a fully registered certificated note.  The authorized denominations of each note other than a foreign currency note will be $1,000 and integral multiples of $1,000, while the authorized denominations of each foreign currency note will be specified in the applicable pricing supplement, except for any notes to be offered to the public in the European Economic Area, which will have a minimum denomination of €50,000 (or the U.S. dollar equivalent thereof) and integral multiples of €1,000 (or the U.S. dollar equivalent thereof) in excess thereof.

Payments of principal of, and premium, if any, and interest, if any, on, book-entry notes represented by global securities will be made by us through the trustee to The Depository Trust Company.  In the case of certificated notes, payment of principal and premium, if any, due on the stated maturity date or any prior date on which the principal, or an installment of principal, of each certificated note becomes due and payable, whether by the declaration of acceleration, notice of redemption at our option, notice of the holder’s option to elect repayment or otherwise (the stated maturity date or such prior date, as the case may be, is referred to in this prospectus supplement as the “maturity date” with respect to the principal of the applicable note repayable on that date) will be made in immediately available funds upon presentation and surrender of that note (and, in the case of any repayment on an optional repayment date, upon delivery of a duly completed election form in accordance with the provisions described below) at the office or agency maintained by us for that purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee located at 101 Barclay Street, 8 West, New York, New York 10286.  Payment of interest due on the maturity date of each certificated note will be made to the person to whom payment of the principal and premium, if any, shall be made.  Payment of interest due on each certificated note on any interest payment date (as defined below) other than the maturity date will be made at the aforementioned office or agency or, at our option, by check mailed to the address of the holder of the note entitled to that interest payment as its address shall appear in our security register.  Notwithstanding the foregoing, a holder of $10,000,000 (or, if the applicable specified currency is other than United States dollars, the equivalent of $10,000,000 in the specified currency) or more in aggregate principal amount of notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to such interest payment date.  Any such wire transfer instructions received by the trustee shall remain in effect until revoked by that holder of notes.  For special payment terms applicable to foreign currency notes, see “Special Provisions Relating to Foreign Currency Notes—Payment of Principal, Premium, if any, and Interest, if any.”

As used in this prospectus supplement, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, such day is also not a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency (or, if the specified currency is the Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, which utilizes a single shared platform and which was launched on November 19, 2007 is open); provided, further, that, with respect to notes as to which LIBOR is an applicable interest rate basis, that day is also a London Business Day (as defined below).  “London Business Day” means any day on which commercial banks are open for business (including dealings in the Designated LIBOR currency (as defined below)) in London.

“Principal Financial Center” means (i) the capital city of the country issuing the specified currency, or (ii) the capital city of the country in which the Designated LIBOR currency relates, as applicable, except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, London and (solely in the case of the Designated LIBOR currency) Wellington, Johannesburg and Zurich, respectively.

Book-entry notes may be transferred or exchanged only through The Depository Trust Company.  Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York.  No service charge will be made by us or the trustee for any such registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Redemption at Our Option

Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to, or entitled to the benefit of, any sinking fund.  The notes will be redeemable at our option prior to the stated maturity date only if agreed to by us and the purchasers of those notes at the time of sale and an initial redemption date is specified in the applicable pricing supplement.  If so specified, the notes will be subject to redemption at our option on any date on or after the applicable initial redemption date in whole or from time to time in part in increments of $1,000 or other minimum denomination specified in that pricing supplement (provided that any remaining principal amount of those notes shall be at least $1,000 or the minimum denomination), at the applicable Redemption Price (as defined below), together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the indenture.  “Redemption Price”, with respect to a note, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount to be redeemed.  The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed.  See also “—Original Issue Discount Notes.”

Repayment at the Holder of the Note’s Option

The notes will be repayable by us at the option of the holders of those notes prior to the stated maturity date only if agreed to by us and the purchasers of those notes at the time of sale and one or more optional repayment dates are specified in the applicable pricing supplement.  If so specified, the notes will be subject to repayment at the option of the holders of those notes on any optional repayment date in whole or from time to time in part in increments of $1,000 or other minimum denomination specified in the applicable pricing supplement (provided that any remaining principal amount of those notes will be at least $1,000 or that other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment.

For any note to be repaid, the trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York (or any other address of which we shall from time to time notify the holders of the notes) not more than 60 nor less than 30 calendar days prior to the date of repayment, the particular notes to be repaid and:

•

in the case of a certificated note, the form entitled “Option to Elect Repayment” duly completed, or

•

in the case of a book-entry note, repayment instructions from the applicable beneficial owner (as defined below) to The Depository Trust Company and forwarded by The Depository Trust Company.

Only The Depository Trust Company may exercise the repayment option in respect of global securities representing book-entry notes.  Accordingly, beneficial owners of global securities that desire to have all or any portion of the book-entry notes represented by the global securities repaid must instruct the participant (as defined below) through which they own their interest to direct The Depository Trust Company to exercise the repayment option on their behalf by forwarding the payment instructions to the trustee as aforesaid.  In order to ensure that these instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day.  Different firms may have different deadlines for accepting instructions from their customers.  Accordingly, beneficial owners should consult their participants for the respective deadlines.  All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment shall be irrevocable.  In addition, at the time payment instructions are given, each beneficial owner shall cause the participant through which it owns its interest to transfer that beneficial owner’s interest in the global security representing the related book-entry notes, on The Depository Trust Company records, to the trustee.  See “—Book-Entry Notes.”

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment of the notes at the option of the registered holders thereof.

We may at any time purchase notes at any price or prices in the open market or otherwise.  Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Interest

General

Unless otherwise specified in the applicable pricing supplement, each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable pricing supplement, until the principal is paid or duly made available for payment.  Unless otherwise specified in the applicable pricing supplement, interest payments in respect of fixed rate notes and floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment with respect to the applicable note) to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an “interest period”).

Interest on fixed rate notes and floating rate notes will be payable in arrears on each interest payment date and on the maturity date.  Unless otherwise specified in the applicable pricing supplement, the first payment of interest on any note originally issued between a record date (as defined below) and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder of that note on the next succeeding record date.  Unless otherwise specified in the applicable pricing supplement, a “record date” shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related interest payment date.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be payable semiannually in arrears on the dates specified in the applicable pricing supplement (each, an “interest payment date” with respect to fixed rate notes) and on the maturity date.  Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date that payment was due, and no additional interest will accrue on that payment for the period from and after that interest payment date or the maturity date, as the case may be, to the date of that payment on the next succeeding Business Day.

Floating Rate Notes

Unless otherwise specified in the applicable pricing supplement, floating rate notes will be issued as described below.  The applicable pricing supplement will specify certain terms with respect to which each floating rate note is being delivered, including:  whether the floating rate note is a “regular floating rate note”, a “floating rate/fixed rate note” or an “inverse floating rate note”, the fixed rate commencement date, if applicable, fixed interest rate, if applicable, interest rate basis or bases, initial interest rate, if any, interest reset period and dates, interest payment period and dates, index maturity, maximum interest rate and/or minimum interest rate, if any, and spread and/or spread multiplier, if any, as such terms are defined below.  If one or more of the applicable interest rate bases is LIBOR, the CMT rate or the federal funds rate, the applicable pricing supplement will specify the Designated LIBOR currency, the applicable CMT Reuters Page or the applicable federal funds rate, respectively, as those terms are referred to below.

The interest rate borne by the floating rate notes will be determined as follows:

(i)

Unless the floating rate note is designated as a “floating rate/fixed rate note” or an “inverse floating rate note”, or as having an addendum attached or as having “Other/Additional Provisions” apply, in each case relating to a different interest rate formula, that floating rate note will be designated as a “regular floating rate note” and, except as described below or in the applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases (a) plus or minus the applicable spread, if any, and/or (b) multiplied by the applicable spread multiplier, if any.  Commencing on the first interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

(ii)

If the floating rate note is designated as a “floating rate/fixed rate note”, then, except as described below or in the applicable pricing supplement, that floating rate note will bear interest at the rate determined by reference to the applicable interest rate basis or bases (a) plus or minus the applicable spread, if any, and/or (b) multiplied by the applicable spread multiplier, if any.  Commencing on the first interest reset date, the rate at which interest on such floating rate/fixed rate note will be payable will be reset as of each interest reset date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate and (z) the interest rate in effect for the period commencing on the fixed rate commencement date to the maturity date shall be the fixed interest rate, if that rate is specified in the applicable pricing supplement or, if the fixed interest rate is not specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

(iii)

If the floating rate note is designated as an “inverse floating rate note”, then, except as described below or in the applicable pricing supplement, that floating rate note will bear interest at the fixed interest rate minus the rate determined by reference to the applicable interest rate basis or bases (a) plus or minus the applicable spread, if any, and/or (b) multiplied by the applicable spread multiplier, if any; provided, however, that, unless otherwise specified in the applicable pricing supplement, the interest rate thereon will not be less than zero.  Commencing on the first interest reset date, the rate at which interest on that inverse floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

The “spread” is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to that floating rate note.  The “spread multiplier” is the percentage of the related interest rate basis or bases applicable to that floating rate note by which the interest rate basis or bases will be multiplied to determine the applicable interest rate on that floating rate note.  The “index maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or bases will be calculated.

Unless otherwise specified in the applicable pricing supplement, the interest rate with respect to each interest rate basis will be determined in accordance with the applicable provisions below.  Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be (i) if that day is an interest reset date, the interest rate determined as of the interest determination date (as defined below) immediately preceding such interest reset date or (ii) if that day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

Interest on floating rate notes will be determined by reference to the applicable interest rate basis or interest rate bases, which may, as described below, include (i) the CD rate, (ii) the CMT rate, (iii) the commercial paper rate, (iv) the eleventh district cost of funds rate, (v) the federal funds rate, (vi) LIBOR, (vii) the prime rate, (viii) the treasury rate, or (ix) any other interest rate basis or interest rate formula as may be specified in the applicable pricing supplement; provided, however, that the interest rate in effect on a floating rate note for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate; provided, further, that with respect to a floating rate/fixed rate note the interest rate in effect for the period commencing on the fixed rate commencement date to the maturity date will be the fixed interest rate, if the fixed interest rate is specified in the applicable pricing supplement or, if the fixed interest rate is not so specified, the interest rate in effect thereon on the day immediately preceding the fixed rate commencement date.

The applicable pricing supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semiannually, or annually or on another specified basis (each, an “interest reset period”) and the dates on which that rate of interest will be reset (each, an “interest reset date”).  Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be, in the case of floating rate notes which reset:  (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset floating rate notes as to which the treasury rate is an applicable interest rate basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset floating rate notes as to which the eleventh district cost of funds rate is an applicable interest rate basis, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable pricing supplement; and (vi) annually, the third Wednesday of the month specified in the applicable pricing supplement; provided, however, that, with respect to floating rate/fixed rate notes, the rate of interest on those notes will not reset after the applicable fixed rate commencement date.

If any interest reset date for any floating rate note would otherwise be a day that is not a Business Day, the particular interest reset date will be postponed to the next succeeding Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and that Business Day falls in the next succeeding calendar month, the particular interest reset date will be the immediately preceding Business Day.  In addition, in the case of a floating rate note as to which the treasury rate is an applicable interest rate basis, if the interest determination date would otherwise fall on an interest reset date, the particular interest reset date will be postponed to the next succeeding Business Day.

The interest rate applicable to each interest reset period commencing on the related interest reset date will be the rate determined by reference to the applicable interest rate basis as of the interest determination date and calculated on or prior to the calculation date (as defined below), except with respect to LIBOR and the eleventh district cost of funds rate, which will be calculated on the applicable interest determination date.  The “interest determination date” with respect to the CD rate, the CMT rate and the commercial paper rate will be the second Business Day preceding the applicable interest reset date; the “interest determination date” with respect to the eleventh district cost of funds rate will be the last working day of the month immediately preceding the applicable interest reset date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below); the “interest determination date” with respect to the federal funds rate and the prime rate will be the Business Day preceding the related interest reset date; and the “interest determination date” with respect to LIBOR will be the second London Business Day immediately preceding the applicable interest reset date, unless the Designated LIBOR currency is British pounds sterling, in which case the “interest determination date” will be the applicable interest reset date.  With respect to the treasury rate, the “interest determination date” will be the day in the week in which the applicable interest reset date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related interest reset date, the interest determination date will be the preceding Friday.  The “interest determination date” pertaining to a floating rate note the interest rate of which is determined by reference to two or more interest rate bases will be the latest Business Day which is at least two Business Days before the related interest reset date for the applicable floating rate note on which each interest rate basis is determinable.  Each interest rate basis will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date.

A floating rate note may also have either or both of the following:  (i) a maximum interest rate, or ceiling, that may accrue during any interest period and (ii) a minimum interest rate, or floor, that may accrue during any interest reset period.  In addition to any maximum interest rate that may apply to any floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Except as provided below or in the applicable pricing supplement, interest will be payable, in the case of floating rate notes which reset:  (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable pricing supplement (each, an “interest payment date” with respect to floating rate notes) and, in each case, the maturity date will also be an interest payment date.

If any interest payment date other than the maturity date for any floating rate note would otherwise be a day that is not a Business Day, the particular interest payment date will be postponed to the next succeeding Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and that Business Day falls in the next succeeding calendar month, that interest payment date will be the immediately preceding Business Day.  If the maturity date of a floating rate note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date that payment was due, and no additional interest will accrue on the payment for the period from and after the maturity date to the date of the payment on the next succeeding Business Day.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards.  For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from any calculation on floating rate notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor.  The accrued interest factor is computed by adding the interest factor calculated for each day in the particular interest period.  Unless otherwise specified in the applicable pricing supplement, the interest factor for each of those days will be computed by dividing the interest rate applicable to that day by 360, in the case of floating rate notes for which an applicable interest rate basis is the CD rate, the commercial paper rate, the eleventh district cost of funds rate, the federal funds rate, LIBOR or the prime rate, or by the actual number of days in the year in the case of floating rate notes for which an applicable interest rate basis is the CMT rate or the treasury rate.  Unless otherwise specified in the applicable pricing supplement, the interest factor for floating rate notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, The Bank of New York Mellon will be the “calculation agent.”  The interest rate applicable to each interest reset period will be determined by the calculation agent on or prior to the calculation date, except with respect to LIBOR and the eleventh district cost of funds rate, which will be determined on the particular interest determination date.  Upon request of the holder of any floating rate note, the calculation agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding interest reset date with respect to that floating rate note.  Unless otherwise specified in the applicable pricing supplement, the “calculation date”, if applicable, pertaining to any interest determination date will be the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable interest payment date or the maturity date, as the case may be.

Unless otherwise specified in the applicable pricing supplement, the calculation agent shall determine each interest rate basis in accordance with the following provisions.

CD Rate.   Unless otherwise specified in the applicable note and related pricing supplement, “CD rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CD rate (a “CD rate interest determination date”),

(1)

the rate on the CD rate interest determination date for negotiable United States dollar certificates of deposit having the index maturity specified in the applicable note and related pricing supplement as published in H.15(519) (as defined below), under the caption “CDs (secondary market)”, or,

(2)

if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on that CD rate interest determination date for negotiable United States dollar certificates of deposit of the particular index maturity specified in the applicable note and related pricing supplement as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”, or

(3)

if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the CD rate interest determination date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD rate interest determination date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the agents or their affiliates) selected by the calculation agent (after consultation with the Company) for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the particular index maturity specified in the applicable note and related pricing supplement in an amount that is representative for a single transaction in that market at that time, or

(4)

if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the CD rate in effect on such CD rate interest determination date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519) available through the world wide website of the Board of Governors of the Federal Reserve System at www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

CMT Rate.  Unless otherwise specified in the applicable note and related pricing supplement, “CMT rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CMT rate (a “CMT rate interest determination date”):

(1)

if Reuters Page FRBCMT is specified in the applicable note and related pricing supplement,

(a)

the percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable note and related pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”) or, if not so displayed, on the Bloomberg service (or any successor service) on page NDX 7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX 7”), for the particular interest determination date, or

(b)

if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT or Bloomberg Page NDX 7, as the case may be, on the related calculation date, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular index maturity specified in the applicable note and related pricing supplement and for the CMT rate interest determination date as published in H.15(519) under the caption “Treasury Constant Maturities”, or

(c)

if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the CMT rate interest determination date for the period of the particular index maturity specified in the applicable note and related pricing supplement as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d)

if the rate referred to in clause (c) is not so published on the related calculation date, the rate on the CMT rate interest determination date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a “Reference Dealer”), selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity specified in the applicable note and related pricing supplement, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e)

if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f)

if fewer than three prices referred to in clause (d) are provided as requested, the rate on the CMT rate interest determination date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT rate interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity longer than the particular index maturity specified in the applicable note and related pricing supplement, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g)

if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h)

if fewer than three prices referred to in clause (f) are provided as requested, the CMT rate in effect on the particular interest determination date;

(2)

if Reuters Page FEDCMT is specified in the applicable pricing supplement:

(a)

the percentage equal to the one-week or one-month, as specified in the applicable note and related pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable note and related pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) on page FEDCMT (or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”) or, if not so displayed, on the Bloomberg service (or any successor service) on Bloomberg Page NDX 7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the CMT rate interest determination date falls, or

(b)

if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT or Bloomberg Page NDX 7, as the case may be, on the related calculation date, the percentage equal to the one-week or one-month, as specified in the applicable note and related pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular index maturity specified in the applicable note and related pricing supplement and for the week or month, as applicable, preceding the CMT rate interest determination date as published in H.15(519) opposite the caption “Treasury Constant Maturities”, or

(c)

if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable note and related pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular index maturity specified in the applicable note and related pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the CMT rate interest determination date falls, or

(d)

if the rate referred to in clause (c) is not so published on the related calculation date, the rate on the CMT rate interest determination date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT rate interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity specified in the applicable note and related pricing supplement, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e)

if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f)

if fewer than three prices referred to in clause (d) are provided as requested, the rate on the CMT rate interest determination date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT rate interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity longer than the particular index maturity specified in the applicable note and related pricing supplement, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

(g)

if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h)

if fewer than three prices referred to in clause (f) are provided as requested, the CMT rate in effect on that CMT rate interest determination date.

If two United States Treasury securities with an original maturity longer than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate.   Unless otherwise specified in the applicable note and related pricing supplement, “commercial paper rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the commercial paper rate (a “commercial paper rate interest determination date”),

(1)

the Money Market Yield (as defined below) on the commercial paper rate interest determination date of the rate for commercial paper having the index maturity specified in the applicable note and related pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial”, or

(2)

if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate for commercial paper having the index maturity specified in the applicable note and related pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”, or

(3)

if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on that commercial paper rate interest determination date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that commercial paper rate interest determination date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the agents or their affiliates) selected by the calculation agent (after consultation with the Company) for commercial paper having the particular index maturity specified in the applicable note and related pricing supplement placed for industrial issuers whose bond rating is not less than “Aa”, or the equivalent, from a nationally recognized statistical rating organization, or

(4)

if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the commercial paper rate in effect on that commercial paper rate interest determination date.

“Money Market Yield” means the yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest reset period.

Eleventh District Cost of Funds Rate.   Unless otherwise specified in the applicable note and related pricing supplement, “eleventh district cost of funds rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the eleventh district cost of funds rate (an “eleventh district cost of funds rate interest determination date”),

(1)

the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which that eleventh district cost of funds rate interest determination date falls as set forth under the caption “11th District” on the display on Reuters (or any successor service) on page COFI/ARMS (or any other page as may replace the specified page on that service) (“Reuters Page COFI/ARMS”) or, if not so displayed, on the Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”), in each case as of 11:00 A.M., San Francisco time, on that eleventh district cost of funds rate interest determination date, or

(2)

if the rate referred to in clause (1) does not so appear on Reuters Page COFI/ARMS or Bloomberg Page ALLX COF, as the case may be, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as that cost of funds for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date, or

(3)

if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to that eleventh district cost of funds rate interest determination date for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date, the eleventh district cost of funds rate in effect on that eleventh district cost of funds rate interest determination date.

Federal Funds Rate.  Unless otherwise specified in the applicable note and related pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the federal funds rate (a “federal funds rate interest determination date”), the rate determined by the calculation agent in accordance with the following provisions:

(1)

if “Federal Funds (Effective) Rate” is specified in the applicable note and related pricing supplement, the federal funds rate for any federal funds rate interest determination date will be:

(a)

the rate on that date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal funds (effective)” as such rate is displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the specified page on that service, referred to as “Reuters Page FEDFUNDS1” under the heading “EFFECT”, or

(b)

if the rate referred to in clause (a) is not so published in H.15 Daily Update by 3:00 P.M., New York City time, on the related calculation date, or does not appear on Reuters Page FEDFUNDS1, the rate on that interest determination date as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal funds (effective)”, or

(c)

if the rate referred to in clause (b) is not so published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the average of the rates for the last transaction in overnight U.S. dollar federal funds quoted prior to 9:00 A.M., New York City time, on the Business Day following that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, selected by the calculation agent, after consultation with the Company, or

(d)

if the brokers so selected by the calculation agent are not so quoting, the federal funds rate in effect on that federal funds rate interest determination date;

(2)

if “Federal Funds Open Rate” is specified in the applicable note and related pricing supplement, the federal funds rate will be:

(a)

the rate on that federal funds rate interest determination date set forth under the heading “Federal Funds” for the index maturity specified in the applicable note and related pricing supplement  opposite the caption “Open” and displayed on Reuters, or any successor service, on page 5 or any other page as may replace the specified page on that service, referred to as “Reuters Page 5”, or

(b)

if that rate referred to in clause (a) does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the rate on that date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg, or

(c)

if the alternate rate referred to in clause (b) is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that federal funds rate interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, selected by the calculation agent, after consultation with the Company, or

(d)

if the brokers so selected by the calculation agent are not so quoting, the federal funds rate in effect on that federal funds rate interest determination date;

(3)

if “Federal Funds Target Rate” is specified in the applicable note and related pricing supplement, the federal funds rate will be:

(a)

the rate on that federal funds rate interest determination date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg, or

(b)

if that rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the rate for that day appearing on Reuters, or any successor service, on page USFFTARGET= or any other page as may replace the specified page on that service, referred to as “Reuters Page USFFTARGET=”, or

(c)

if that rate is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the applicable calculation date, the rate calculated by the calculation agent as the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that federal funds rate interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, selected by the calculation agent, after consultation with the Company, or

(d)

if the brokers so selected by the calculation agent are not so quoting, the federal funds rate in effect on that federal funds rate interest determination date.

LIBOR.   Unless otherwise specified in the applicable note and related pricing supplement, “LIBOR” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to LIBOR (a “LIBOR interest determination date”),

(1)

the rate for deposits in the Designated LIBOR currency having the index maturity specified in the applicable note and related pricing supplement as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR currency) (“Reuters Page LIBOR01”) as of 11:00 A.M., London time, on such LIBOR interest determination date. If no such rate so appears, LIBOR on such LIBOR interest determination date will be determined in accordance with the provisions described in clause (2) below.

(2)

With respect to a LIBOR interest determination date on which no rate appears on Reuters Page LIBOR01 as specified in clause (1), the calculation agent shall request the principal London offices of each of four major reference banks (which may include the agents or their affiliates ) in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the Designated LIBOR currency for the period of the index maturity specified in the applicable note and related pricing supplement, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR interest determination date and in a principal amount that is representative for a single transaction in the Designated LIBOR currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR interest determination date by three major banks (which may include agents or their affiliates) in such Principal Financial Center selected by the calculation agent for loans in the Designated LIBOR currency to leading European banks, having the index maturity specified in the applicable note and related pricing supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR currency in such market at such time.  If the banks so selected by the calculation agent are not quoting as mentioned in the prior sentence, LIBOR determined as of such LIBOR interest determination date shall be LIBOR in effect on such LIBOR interest determination date.

“Designated LIBOR currency” means the currency specified in the applicable note and related pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable note and related pricing supplement, United States dollars.

Prime Rate.   Unless otherwise specified in the applicable note and related pricing supplement, “prime rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the prime rate (a “prime rate interest determination date”),

(1)

the prime rate or base lending rate on such prime rate interest determination date as published in H.15(519) under the caption “Bank Prime Loan”, or

(2)

if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the prime rate interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”, or

(3)

if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the prime rate interest determination date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that prime rate interest determination date, or

(4)

if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the prime rate interest determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that prime rate interest determination date by three major banks in The City of New York selected by the calculation agent (after consultation with the Company), or

(5)

if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), the prime rate in effect on that prime rate interest determination date.

“Reuters Screen USPRIME1 Page” means the display on the Reuters Monitor Money Rates Service (or any successor service) on the “USPRIME1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate.   Unless otherwise specified in the applicable note and related pricing supplement, “treasury rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined by reference to the treasury rate (a “treasury rate interest determination date”),

(1)

the rate from the auction held on the treasury rate interest determination date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the index maturity specified in the applicable note and related pricing supplement under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace that page on that service) or page USAUCTION11 (or any other page as may replace that page on that service) or, if not so displayed, on the Bloomberg service (or any successor service) on page AUCR 18 (or any other page as may replace that page on that service), or

(2)

if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield (as defined below) of the auction rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3)

if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4)

if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the treasury rate interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5)

if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the treasury rate interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6)

if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the treasury rate interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that treasury rate interest determination date, of three primary United States government securities dealers (which may include the agents or their affiliates) selected by the calculation agent for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable note and related pricing supplement, or

(7)

if the dealers so selected by the calculation agent are not quoting as mentioned in clause (6), the treasury rate in effect on the treasury rate interest determination date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Other Provisions; Addenda

Any provisions with respect to the notes, including the specification and determination of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the stated maturity date, any redemption or repayment provisions or any other term relating to the notes, may be modified or supplemented or both as specified under “Other/Additional Provisions” on the face of the notes or in an addendum relating to the notes, if so specified on the face of the applicable notes and, in each case, as specified in the applicable pricing supplement.

Amortizing Notes

We may from time to time offer amortizing notes with the amount of principal thereof and interest thereon payable in installments over their terms.  Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months.  Payments with respect to amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount of those amortizing notes.  Further information concerning additional terms and provisions of amortizing notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for those amortizing notes.

Original Issue Discount Notes

We may from time to time offer notes (“original issue discount notes” or “OID notes”) that have an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount of those notes (i.e., par). OID notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. Unless otherwise specified in the applicable pricing supplement, the difference between the issue price of an OID note and its par amount (except where the difference is less than 0.25% multiplied by the number of full years from the issue date to the stated maturity date) is referred to in this prospectus supplement as the “discount.”  In the event of redemption, repayment or acceleration of maturity of an OID note, the amount payable to the holder of an OID note will be equal to the sum of:  (i) the issue price (increased by any accruals of discount) and, in the event of any redemption of the applicable OID note (if applicable), multiplied by the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable); and (ii) any unpaid accrued interest on the OID note to the date of redemption, repayment or acceleration of maturity, as the case may be.

Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an OID note, a discount will be accrued using a constant yield method.  The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable OID note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the OID note and an assumption that the maturity of an OID note will not be accelerated.  If the period from the date of issue to the initial interest payment date for an OID note (the “initial period”) is shorter than the compounding period for the OID note, a proportionate amount of the yield for an entire compounding period will be accrued.  If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.  The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain OID notes may not be treated as having original issue discount within the meaning of the Code, and notes other than OID notes may be treated as issued with original issue discount for federal income tax purposes.  See “Supplemental Material United States Federal Income Tax Considerations.”

Indexed Notes

We may from time to time offer notes (“indexed notes”) with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to one or more other currencies or to other items, in each case, as specified in the applicable pricing supplement.  In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of those indexed notes depending upon the relative value on the maturity date of the specified indexed item.  Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement.  See also “Certain Risk Factors.”

Certain Covenants

Limitations on Incurrence of Debt.  We will not, and will not permit any of our subsidiaries to, incur any Debt, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of ours and of our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of our Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Debt.

In addition to the foregoing limitation on the incurrence of Debt, we will not, and will not permit any of our subsidiaries to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any of our subsidiaries, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of that additional Debt, the aggregate principal amount of all of our outstanding Debt and the outstanding Debt of our subsidiaries which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property or the property of any of our subsidiaries is greater than 40% of our Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Debt.

In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any of our subsidiaries to, incur any Debt if Consolidated Income Available for Debt Service for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which that additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge on our Debt and the Debt of all of our subsidiaries to be outstanding immediately after incurring that additional Debt.

Restrictions on Dividends and Other Distributions.  We will not, in respect of any shares of any class of our stock:

(1)

declare or pay any dividends (other than dividends payable in the form of our stock) on our stock;

(2)

apply any of our property or assets to the purchase, redemption or other acquisition or retirement of our stock;

(3)

set apart any sum for the purchase, redemption or other acquisition or retirement of our stock; or

(4)

make any other distribution, by reduction of capital or otherwise if, immediately after that declaration or other action referred to above, the aggregate of all those declarations and other actions since the date on which the indenture was originally executed shall exceed the sum of:

(a)

Funds from Operations from June 30, 1993 until the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Exchange Act, with the trustee) prior to that declaration or other action; and

(b)

$26,000,000;

provided, however, that the foregoing limitation shall not apply to any declaration or other action referred to above which is necessary to maintain our status as a real estate investment trust (a “REIT”) under the Code if the aggregate principal amount of all our outstanding Debt and the outstanding Debt of our subsidiaries at that time is less than 65% of our Undepreciated Real Estate Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Exchange Act, with the trustee) prior to that declaration or other action.

Notwithstanding the foregoing, we will not be prohibited from making the payment of any dividend within 30 days of the declaration of that dividend if at the date of declaration that payment would have complied with the provisions of the immediately preceding paragraph.

Existence.  Except as permitted under “Description of Debt Securities— Merger, Consolidation or Sale” in the accompanying prospectus, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Maintenance of Properties.  We will cause all of our properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, all as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing for value our respective properties in the ordinary course of business.

Insurance.  We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage at least in an amount equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best’s Key Rating Guide.

Payment of Taxes and Other Claims.  We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

(1)

all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or the income, profits or property of any of our subsidiaries; and

(2)

all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information.  Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were so subject, those documents to be filed with the SEC on or prior to the respective dates by which we would have been required so to file those documents if we were so subject.  We will also, if not already filed with the SEC for public availability:

(1)

within 15 days of each date by which we would have been required to file those documents with the SEC pursuant to Section 13 or 15(d) of the Exchange Act:

(a)

transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders of debt securities, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

(b)

file with the trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

(2)

if filing those documents by us with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder of debt securities.

Maintenance of Unencumbered Total Asset Value.  We will at all times maintain an Unencumbered Total Asset Value in an amount of not less than one hundred fifty percent (150%) of the aggregate principal amount of all our outstanding Debt and the outstanding Debt of our subsidiaries that is unsecured.

Definitions Used for the Debt Securities

As used in the indenture and the descriptions thereof herein,

“Consolidated Income Available for Debt Service” for any period means our Consolidated Net Income and the Consolidated Net Income of our subsidiaries plus amounts which have been deducted for:

(1)

interest on our debt and interest on the debt of our subsidiaries;

(2)

provision for our taxes and the taxes of our subsidiaries based on income;

(3)

amortization of debt discount;

(4)

depreciation and amortization; and

(5)

the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for that period.

“Consolidated Net Income” for any period means the amount of our consolidated net income (or loss) and the consolidated net income (or loss) of our subsidiaries for that period determined on a consolidated basis in accordance with generally accepted accounting principles.

“Debt” of ours or any of our subsidiaries means any indebtedness of ours or any of our subsidiaries, whether or not contingent, in respect of:

(1)

borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2)

indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any of our subsidiaries;

(3)

letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable; or

(4)

any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles;

in the case of items of indebtedness under (1) through (3) above, to the extent that those items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than us or any of our subsidiaries).

“Funds from Operations” for any period means our Consolidated Net Income and the Consolidated Net Income of our subsidiaries for that period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provision/benefit for income taxes for that period, plus funds from operations of unconsolidated joint ventures, all determined on a consistent basis for that period in accordance with generally accepted accounting principles.

“Maximum Annual Service Charge” as of any date means the maximum amount which may become payable in any period of 12 consecutive calendar months from that date for interest on, and required amortization of, Debt.  The amount payable for amortization shall include the amount of any sinking fund or other analogous fund for the retirement of Debt and the amount payable on account of principal on any Debt which matures serially other than at the final maturity date of that Debt.

 “Total Assets” as of any date means the sum of (i) our Undepreciated Real Estate Assets and (ii) all our other assets determined in accordance with generally accepted accounting principles (but excluding goodwill and amortized Debt costs).

“Undepreciated Real Estate Assets” as of any date means the amount of our real estate assets and the real estate assets of our subsidiaries on that date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” as of any date means the sum of our Total Assets which are unencumbered by any mortgage, lien, charge, pledge or security interest that secures the payment of any obligations under any Debt.

Book-Entry Notes

We have established a depository arrangement with The Depository Trust Company with respect to the book-entry notes, the terms of which are summarized below.  Any additional or differing terms of the depository arrangement with respect to the book-entry notes will be described in the applicable pricing supplement.

Upon issuance, all book-entry notes of like tenor and terms up to $500,000,000 aggregate principal amount bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issue, specified currency, interest payment dates (if any), stated maturity date, redemption provisions (if any), repayment provisions (if any) and other terms will be represented by a single global security.  Each global security representing book-entry notes will be deposited with, or on behalf of, The Depository Trust Company and will be registered in the name of The Depository Trust Company or a nominee of The Depository Trust Company.  No global security may be transferred except as a whole by a nominee of The Depository Trust Company to The Depository Trust Company or to another nominee of The Depository Trust Company, or by The Depository Trust Company or that nominee to a successor of The Depository Trust Company or a nominee of that successor.

So long as The Depository Trust Company or its nominee is the holder of a global security, The Depository Trust Company or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the indenture.  Except as otherwise provided below, the beneficial owners of the global security or securities representing book-entry notes will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of those notes for any purpose under the indenture, and no global security representing book-entry notes shall be exchangeable or transferable.  Accordingly, each beneficial owner must rely on the procedures of The Depository Trust Company and, if such beneficial owner is not a participant in The Depository Trust Company’s system, on the procedures of the participant through which that beneficial owner owns its interest in order to exercise any rights of a registered holder under such global security or the indenture.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form.  Those limits and those laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.

Unless otherwise specified in the applicable pricing supplement, each global security representing book-entry notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) The Depository Trust Company notifies us that it is unwilling or unable to continue as depositary for the global securities or The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in each case, a successor depositary is not appointed by us within 90 days after we receive that notice or become aware of that unwillingness, inability or ineligibility, (ii) we in our sole discretion determine that the global securities shall be exchangeable for certificated notes or (iii) there shall have occurred and be continuing an event of default under the indenture with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by global securities advise The Depository Trust Company to cease acting as depositary.  Upon the occurrence of any of these exchanges, the certificated notes shall be registered in the names of the beneficial owners of the global security or securities representing book-entry notes, which names shall be provided by The Depository Trust Company’s participants (as identified by The Depository Trust Company) to the trustee.

The following is based on information furnished by The Depository Trust Company:

The Depository Trust Company will act as securities depositary for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (The Depository Trust Company’s partnership nominee). One fully registered global security will be issued for each issue of book-entry notes, each in the aggregate principal amount of that issue, and will be deposited with The Depository Trust Company. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global security will be issued with respect to each $500,000,000 of principal amount and an additional global security will be issued with respect to any remaining principal amount of such issue.

The Depository Trust Company is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company holds securities that its participants (“participants”) deposit with it. The Depository Trust Company also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of The Depository Trust Company include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and some other organizations. The Depository Trust Company is owned by a number of its direct participants and by the NYSE, the NYSE Amex Equities, and the Financial Industry Regulatory Authority, Inc.  Access to The Depository Trust Company’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to The Depository Trust Company and its participants are on file with the SEC.

Purchases of book-entry notes under The Depository Trust Company’s system must be made by or through direct participants, which will receive a credit for those book-entry notes on The Depository Trust Company’s records. The beneficial ownership interest of each actual purchaser of each book-entry note represented by a global security (“beneficial owner”) is in turn to be recorded on the records of the direct participants and indirect participants. Beneficial owners will not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which that beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a global security representing book-entry notes will not receive certificated notes representing their ownership interests in a global security, except in the event that use of the book-entry system for those book-entry notes is discontinued.

To facilitate subsequent transfers, all global securities representing book-entry notes which are deposited with, or on behalf of, The Depository Trust Company are registered in the name of The Depository Trust Company’s nominee, Cede & Co. The deposit of global securities with, or on behalf of, The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of interests in the global securities representing the book-entry notes; The Depository Trust Company’s records reflect only the identity of the direct participants to whose accounts such book-entry notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and/or interest payments on the global securities representing the book-entry notes will be made in immediately available funds to The Depository Trust Company. The Depository Trust Company’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on The Depository Trust Company’s records unless The Depository Trust Company has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of The Depository Trust Company, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to The Depository Trust Company is our responsibility or that of the trustee, disbursement of those payments to direct participants will be the responsibility of The Depository Trust Company, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

If applicable, redemption notices will be sent to Cede & Co. If less than all of the book-entry notes of like tenor and terms within an issue are being redeemed, The Depository Trust Company’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

A beneficial owner will give notice of any option to elect to have its book-entry notes repaid by us, through its participant, to the trustee, and will effect delivery of those book-entry notes by causing the direct participant to transfer the participant’s interest in the global security or securities representing those book-entry notes, on The Depository Trust Company’s records, to the trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing those book-entry notes are transferred by direct participants on The Depository Trust Company’s records.

The Depository Trust Company may discontinue providing its services as securities depositary with respect to the book-entry notes at any time by giving reasonable notice to us or the trustee. Under those circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through The Depository Trust Company (or a successor securities depository). In that event, certificated notes will be printed and delivered.

The information in this section concerning The Depository Trust Company and its system has been obtained from sources that we believe to be reliable, but neither we nor any agent take responsibility for the accuracy of that information.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, the foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these risks. See “Certain Risk Factors—Exchange rates and exchange controls may adversely affect the value of the notes.”

Payment of Principal, Premium, if any, and Interest, if any

Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on, foreign currency notes in the currency in which those notes are denominated. Any of these amounts payable by us in the specified currency will, unless otherwise specified in the applicable pricing supplement, be converted by the exchange rate agent named in the applicable pricing supplement into United States dollars for payment to registered holders of those notes. However, the holder of a foreign currency note may elect to receive those amounts in the specified currency as described below.

Any United States dollar amount to be received by a registered holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the exchange rate agent) selected by the exchange rate agent and approved by us for the purchase by the quoting dealer of the specified currency for United States dollars for settlement on that payment date in the aggregate amount of that specified currency payable to all registered holders of foreign currency notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the registered holders of those foreign currency notes by deductions from any payments. If three such bid quotations are not available, payments will be made in the specified currency.

A registered holder of a foreign currency note may elect to receive all or a specified portion of any payment of the principal of, and premium, if any, and/or interest, if any, on, that foreign currency note in the specified currency by submitting a written request for that payment to the trustee at its corporate trust office in The City of New York on or prior to the applicable record date or at least fifteen calendar days prior to the maturity date, as the case may be. That written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. A holder of a foreign currency note may elect to receive all or a specified portion of all future payments in the specified currency and need not file a separate election for each payment. That election will remain in effect until revoked by written notice delivered to the trustee, but written notice of any such revocation must be received by the trustee on or prior to the applicable record date or at least fifteen calendar days prior to the maturity date, as the case may be. Holders of foreign currency notes whose notes are to be held in the name of a broker or nominee should contact that broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

Payments of the principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in United States dollars will be made in the manner specified in this prospectus supplement with respect to notes denominated and payable in United States dollars. See “Description of Notes—General.” Payments of interest on foreign currency notes which are to be made in the specified currency on an interest payment date other than the maturity date will be made at the office or agency maintained by us for that purpose or, at our option, by check mailed to the address of the holders of those foreign currency notes as they appear in the security register, subject to the right to receive those interest payments by wire transfer of immediately available funds under specific circumstances described under “Description of Notes—General.” Payments of the principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in the specified currency on the maturity date will be made by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the maturity date by each holder of foreign currency notes, so long as that bank has appropriate facilities therefor and that the applicable foreign currency note is presented and surrendered at the principal corporate trust office of the trustee in time for the trustee to make those payments in those funds in accordance with its normal procedures.

Unless otherwise specified in the applicable pricing supplement, if the specified currency is other than United States dollars, a beneficial owner of a global security or securities which elects to receive payments of principal, premium, if any, and/or interest, if any, in such specified currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least fifteen calendar days prior to the maturity date, as the case may be, of its election. That participant must notify The Depository Trust Company of that election on or prior to the third Business Day after the applicable record date or at least twelve calendar days prior to the maturity date, as the case may be, and The Depository Trust Company will notify the trustee of that election on or prior to the fifth Business Day after the applicable record date or at least ten calendar days prior to the maturity date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to The Depository Trust Company, and by The Depository Trust Company to the trustee, on or prior to those dates, then that beneficial owner will receive payments in the specified currency.

Availability of Specified Currency

If the specified currency for a foreign currency note is not available for the required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the holder of that foreign currency note by making payment in United States dollars on the basis of the market exchange rate (as defined below) on the second Business Day prior to that payment or, if that market exchange rate is not then available, on the basis of the most recently available market exchange rate or as otherwise specified in the applicable pricing supplement.

The “market exchange rate” for a specified currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made in United States dollars under those circumstances where the required payment is in a currency other than United States dollars will not constitute an event of default under the indenture with respect to the notes.

All determinations referred to above made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the foreign currency notes.

Governing Law; Judgments

The notes will be governed by and construed in accordance with the laws of the State of New York. Under current New York law, a state court in the State of New York rendering a judgment on a foreign currency note would be required to render that judgment in the specified currency, and that judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of that judgment. Accordingly, registered holders of foreign currency notes would be subject to exchange rate fluctuations between the date of entry of a foreign currency judgment and the time when the amount of the foreign currency judgment is paid in United States dollars and converted by the applicable registered holder into the specified currency. It is not certain, however, that a non-New York state court would follow the same rules and procedures for conversions of foreign currency judgments.

SUPPLEMENTAL MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States Federal income tax consequences to United States Holders (as defined below) of purchasing, owning and disposing of the notes. This summary is a supplement to, and should be read in connection with, the discussion in the accompanying prospectus under the heading “United States Federal Income Tax Considerations.”  This summary is for general information only and is not tax advice.

The information in this summary is based on current law, including:

•

the Code;

•

current, temporary and proposed Treasury regulations promulgated under the Code;

•

legislative history of the Code;

•

current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•

judicial decisions.

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS except with respect to the particular taxpayers that received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or judicial decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change.

We have not requested and do not intend to request a ruling from the IRS regarding the notes, and the statements in this discussion are not binding on the IRS or any court. We can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. This summary does not discuss any state, local or foreign tax consequences, or any consequences related to any United States federal tax other than income tax, associated with the acquisition, ownership and disposition of the notes.

This summary deals only with notes held as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not address all the tax consequences relevant to persons who receive special treatment under the federal income tax law, except to the extent specifically noted. Holders receiving special treatment include, without limitation:

•

financial institutions, banks, thrifts;

•

insurance companies;

•

tax-exempt organizations;

•

persons subject to the alternative minimum tax provisions of the Code;

•

“S” corporations;

•

partnerships, limited liability companies, or other entities taxable as partnerships for United States federal income tax purposes;

•

persons holding notes through a partnership, limited liability company, S-corporation, trust or other pass-through entity;

•

traders in securities that elect to mark to market;

•

regulated investment companies and REITs;

•

non-United States Holders (as defined below);

•

dealers in securities or currencies;

•

United States expatriates;

•

persons holding notes as a hedge against currency risks or as a position in a straddle; or

•

persons whose functional currency is not the United States dollar.

You are urged to consult your tax advisors regarding the specific tax consequences to you of:

•	the acquisition, ownership, and/or sale or other disposition of the notes, including the federal, state, local, foreign and other tax consequences;
•	our election to be taxed as a REIT for federal income tax purposes; and
•	potential changes in the applicable tax laws.

Because the exact pricing and other terms of the notes will vary, no assurance can be given that the considerations described below will apply to a particular issuance of notes. Certain material United States Federal income tax consequences relating to the ownership of particular notes, if applicable, will be summarized in the pricing supplement relating to such notes. Persons considering the purchase of notes are urged to consult their tax advisors concerning the application of United States federal tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or foreign taxing jurisdiction.

United States Holder

As used in this summary, the term “United States Holder” means a beneficial owner of a note that is for United States federal income tax purposes either:

•

a citizen or resident of the United States;

•

a corporation, including an entity treated as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

an estate the income of which is subject to United States Federal income taxation regardless of its source; or

•

a trust, if a court within the United States can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

If you hold a note and are not a United States Holder, a partnership or an entity classified as a partnership for United States federal income tax purposes, you are a “non-United States Holder”, and you should refer to the discussion in the accompanying prospectus under the heading “United States Federal Income Tax Considerations— Taxation of Holders of Our Debt Securities— Non-United States Holders of Our Debt Securities.”

If a partnership or other entity treated as a partnership for United States federal income tax purposes holds a note, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding a note are encouraged to consult their tax advisors.

Taxation of Interest

The taxation of interest on a note depends on whether the interest constitutes qualified stated interest (as defined below). Interest that constitutes qualified stated interest is includible in a United States Holder’s income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States Holder’s income under the rules described below under “Original Issue Discount”, regardless of such holder’s method of accounting. Notwithstanding the foregoing, interest that is payable on a note with a fixed maturity of one year or less from its issue date (a “Short-Term Note”) is included in a United States Holder’s income under the rules described below under “Short-Term Notes.”

Fixed Rate Notes

Interest on a fixed rate note will generally constitute qualified stated interest if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by

us) at least annually at a single fixed rate. If a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any “true” discount on such note (i.e., the excess of the note’s stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the excess of the stated interest over any qualified stated interest on the note is treated as original issue discount rather than qualified stated interest.

Floating Rate Notes

Interest on a floating rate note that is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by us) at least annually will constitute qualified stated interest if the note is a “variable rate debt instrument” (“VRDI”) under the rules described below and the interest is payable at a single “qualified floating rate” or single “objective rate” (each as defined below). If the note is a VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes “qualified stated interest.” See “Original Issue Discount—Floating Rate Notes that are VRDIs”, below.

Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate

A note is a VRDI if all of the four following conditions are met. First, the “issue price” of the note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments.

Second, the note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate” (as defined below).

Third, the note must provide that a qualified floating rate or objective rate in effect at any time during the term of the note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Fourth, the note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

Subject to certain exceptions, a variable rate of interest on a note is a “qualified floating rate” if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65, but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the note’s issue date) will be treated as a qualified floating rate. Despite the foregoing, a variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the note).

Subject to certain exceptions, an “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or the control of a related party) nor unique to our circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code). Notwithstanding the first sentence of this paragraph, a rate on a note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. An objective rate is a “qualified inverse floating rate” if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

If interest on a note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

Original Issue Discount

Original issue discount (“OID”) with respect to a note is the excess, if any, of the note’s “stated redemption price at maturity” over the note’s “issue price.” A note’s stated redemption price at maturity is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The issue price of a note is the first price at which a substantial amount of the notes in the issuance that includes such note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

As described more fully below, United States Holders of notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States Holder’s tax basis in a note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

The amount of OID with respect to a note will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of OID with respect to a note is less than that amount, the OID that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the note.

Fixed Rate Notes

In the case of OID with respect to a fixed rate note, the amount of OID includible in the income of a United States Holder for any taxable year is determined under the constant yield method, as follows. First, the “yield to maturity” of the note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note (including payments of qualified stated interest), produces an amount equal to the issue price of the note. The yield to maturity is constant over the term of the note and, when expressed as a percentage, must be calculated to at least two decimal places.

Second, the term of the note is divided into “accrual periods.” Accrual periods may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

Third, the total amount of OID on the note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the “adjusted issue price” of the note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a note, the amount of OID previously includible in the gross income of any holder is determined without regard to “premium” and “acquisition premium”, as those terms are defined below under “—Premium and Acquisition Premium.”

Fourth, the “daily portions” of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

A United States Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such holder held the notes. In general, under the constant yield method described above, United States Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

Floating Rate Notes that are VRDIs

The taxation of OID (including interest that does not constitute qualified stated interest) on a floating rate note will depend on whether the note is a “VRDI”, as that term is defined above under “—Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate.”

If a VRDI provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof, any stated interest on the note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, this type of VRDI will generally not be treated as having been issued with OID unless the VRDI is issued at a “true” discount (i.e., at a price below the VRDI’s stated principal amount) equal to, or in excess of, a specified de minimis amount. OID on such a VRDI arising from “true discount” is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

If a note that is a VRDI does not provide for interest at a single variable rate as described above, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

Second, determine the fixed rate substitute for each variable rate provided by the note (or determined to be provided by the note under the first step above). The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the note.

Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.

Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules (described above) for fixed rate notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See “Taxation of Interest” and “Original Issue Discount—Fixed Rate Notes”, above.

Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

Floating Rate Notes that are not VRDIs

Floating rate notes that are not VRDIs (“Contingent Notes”) will be taxable under the rules applicable to contingent payment debt instruments (the “Contingent Debt Regulations”). Under these Treasury regulations, any contingent and noncontingent interest payments would be includible in income in a taxable year whether or not the amount of any payment is fixed or determinable in that year. To determine the amount of interest includible in the holder’s income, we are first required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. income tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the applicable federal rate.

Second, solely for tax purposes, we construct a projected schedule of payments determined under the Contingent Debt Regulations for the Contingent Note (the “Schedule”). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations.

Third, under the usual rules applicable to OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note’s adjusted issue price at the beginning of the accrual period (determined under rules set forth in the Contingent Debt Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the Contingent Note.

Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the Contingent Debt Regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, as ordinary loss to the extent of the amount by which the United States Holder’s total interest inclusions on the Contingent Notes exceeds the total amount of net negative adjustments treated as ordinary loss in prior taxable years. Any remaining excess will be a negative adjustment carry forward and treated as a negative adjustment in the succeeding year. If a Contingent Note is sold, exchanged, or retired, any negative adjustment carryforward from the prior year will reduce the United States Holder’s amount realized on the sale, exchange or retirement.

We are required to provide each holder of a Contingent Note with the Schedule described above. If we do not create a Schedule or the Schedule is unreasonable, a United States Holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the IRS, the United States Holder must make such disclosure on a statement attached to the United States Holder’s timely filed federal income tax return for the taxable year in which the Contingent Note was acquired.

In general, any gain realized by a United States Holder on the sale, exchange or retirement of a Contingent Note is interest income. In general, any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such holder’s prior interest inclusions on the Contingent Note (net of negative adjustments treated as ordinary loss in prior taxable years). Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

Other Rules

Certain notes having OID may be redeemed prior to maturity or may be repayable at the option of the holder. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such notes with a redemption feature are urged to consult their tax advisors with respect to such feature since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased note.

The Treasury regulations relating to the tax treatment of OID contain certain language (“aggregation rules”) stating in general that, with some exceptions, if more than one type of note is issued in connection with the same transaction or related transactions, such notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the applicable prospectus supplement, we do not expect to treat different types of notes as being subject to the aggregation rules for purposes of computing OID.

Market Discount

If a United States Holder acquires a note having a maturity date of more than one year from the date of its issuance and has a tax basis in the note that is, in the case of a note that does not have OID, less than its issue price (or, in the case of a subsequent purchase, its stated redemption price at maturity), or, in the case of a note that has OID, less than its adjusted issue price (as defined above under “Original Issue Discount—Fixed Rate Notes”) as of the date of acquisition, the amount of such difference is treated as “market discount” for federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity of the note multiplied by the number of complete years to maturity (from the date of acquisition).

Under the market discount rules of the Code, a United States Holder is required to treat any principal payment (or, in the case of a note that has OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such note is disposed of by a United States Holder in certain otherwise non-taxable transactions, accrued market discount must be included as ordinary income by the United States Holder as if the holder had sold the note at its then fair market value.

In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

With respect to notes with market discount, a United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A United States Holder’s tax basis in a note will be increased by the amount of market discount included in the holder’s income under the election.

In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder’s tax basis in a Contingent Note is less than the Contingent Note’s adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes are urged to consult with their tax advisors with respect to the application of these rules to Contingent Notes.

Premium and Acquisition Premium

If a United States Holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the holder will be considered to have purchased the note with “premium” equal to the amount of such excess, and generally will not be required to include any OID in income. Generally, a United States Holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see “Original Issue Discount”), over the remaining term of the note (where the note is not redeemable prior to its maturity date). In the case of notes that may be redeemed prior to maturity, the premium is calculated assuming that we or the United States Holder will exercise or not exercise the redemption rights in a manner that maximizes the United States Holder’s yield. A United States Holder who elects to amortize bond premium must reduce such holder’s tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations owned by the holder on the first day of the taxable year to which such election first applies and thereafter acquired by the holder and may be revoked only with the consent of the IRS.

If a United States Holder purchases a note issued with OID at an “acquisition premium”, the amount of OID that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and (b) greater than the note’s “adjusted issue price” (as described above under “Original Issue Discount—Fixed Rate Notes”).

If a note is purchased at an acquisition premium, the United States Holder reduces the amount of OID otherwise includible in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the note immediately after its acquisition by the purchaser over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.

As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the United States Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method as described below under “—Election to Treat all Interest as OID.”

In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder’s tax basis in a Contingent Note is greater than the Contingent Note’s adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes are urged to consult with their tax advisors with respect to the application of these rules to Contingent Notes.

Short-Term Notes

A Short-Term Note will be treated as having been issued with OID if the stated redemption price at maturity exceeds the issue price of the note. United States Holders that report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding. Any interest payable on the obligation (other than OID) is included in gross income as it accrues.

United States Holders of Short-Term Notes who use the cash method of accounting and certain other United States Holders are not required to accrue OID for federal income tax purposes, (unless the holders elect to do so), with the consequence that the reporting of such income is deferred until it is received. In the case of a United States Holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued OID and accrued interest that is payable but has not been included in gross income), until such deferred interest income is realized. A United States Holder of a Short-Term Note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to “acquisition discount” rather than OID. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the United States Holder’s basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A United States Holder’s tax basis in a Short-Term Note is increased by the amount included in such holder’s income on such a note.

Election to Treat All Interest as OID

United States Holders may elect to include in gross income all interest that accrues on a note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under “Original Issue Discount.” Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned on the first day of the taxable year to which such election first applies and all debt instruments later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a note with market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS. A United States Holder’s tax basis in a note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

Integration of Notes with Other Financial Instruments

Any United States Holder of notes that also acquires or has acquired any financial instrument which, in combination with such notes, would permit the calculation of a single yield to maturity or could generally constitute a qualified floating rate VRDI of an equivalent term, may in certain circumstances treat such notes and such financial instrument as an integrated debt instrument for purposes of the Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. For purposes of determining OID, none of the payments under the integrated debt instrument will be treated as qualified stated interest. Moreover, under the Contingent Debt Regulations, the IRS may require in certain circumstances that a United States Holder who owns notes integrate such notes with a financial instrument held or acquired by such holder or a related party. United States Holders are urged to consult their tax advisors as to such possible integration.

Sale or Exchange of Notes

A United States Holder generally will recognize gain or loss upon the sale or exchange of a note equal to the difference between the amount realized upon such sale or exchange and the United States Holder’s adjusted basis in the note. The adjusted basis in the note generally will equal the cost of the note, increased by OID, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the note other than payments of qualified stated interest and by any premium that the United States Holder has amortized. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss, except as provided under “Market Discount”, “Short-Term Notes” and “Original Issue Discount—Floating Rate Notes that are not VRDIs”, above. Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

Notes Denominated, or in Respect of Which Interest Is Payable, in a Foreign Currency

As used in this summary, “Foreign Currency” means a currency or currency unit other than U.S. dollars.

Payments of Interest in a Foreign Currency

Cash Method. A United States Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a note (other than OID or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the United States Holder’s tax basis in such Foreign Currency.

Accrual Method. A United States Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including OID or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A United States Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the United States Holder and may not be changed without the consent of the IRS. United States Holders are urged to consult their tax advisors before making the above election.

A United States Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

Purchase, Sale and Retirement of Notes

A United States Holder who purchases a note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United State Holder’s tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the note, determined on the date of purchase. Except as discussed above with respect to Short-Term Notes, upon the sale, exchange or retirement of a note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such United States Holder’s adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the United States Holder’s income) and will be long-term capital gain or loss if the holding period for the notes is more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in “Payments of Interest in a Foreign Currency” above. If a United States Holder receives Foreign Currency on such a sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the note is disposed of (or deemed disposed of in the case of a taxable exchange of the note for a new note). In the case of a note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis United States Holder (or, upon election, an accrual basis United States Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A United States Holder’s adjusted tax basis in a note will equal the cost of the note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A United States Holder’s tax basis in a note, and the amount of any subsequent adjustments to such holder’s tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

Gain or loss realized upon the sale, exchange or retirement of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the note, determined on the date such payment is received or the note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the note, determined on the date the United States Holder acquired the note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States Holder on the sale, exchange or retirement of the note.

Original Issue Discount

In the case of a note issued with OID or a Short-Term Note, (i) OID is determined in units of the Foreign Currency, (ii) accrued OID is translated into U.S. dollars as described in “Payments of Interest in a Foreign Currency—Accrual Method” above and (iii) the amount of Foreign Currency gain or loss on the accrued OID is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of OID accrued, as translated above.

Premium and Market Discount

In the case of a note with market discount, (i) market discount is determined in units of the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a United State Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note in the manner described in “Payments of Interest in a Foreign Currency—Accrual Method” above with respect to computation of exchange gain or loss on accrued interest.

With respect to a note issued with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Exchange gain or loss is realized with respect to the bond premium by treating the portion of premium amortized with respect to any period as a return of principal. With respect to any United States Holder that does not elect to amortize bond premium, the amount of bond premium will constitute a market loss when the note matures. In general, a United States Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the note.

Exchange of Foreign Currencies

A United States Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a United States Holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase notes) will be ordinary income or loss.

Information Reporting and Backup Withholding

The Company will, where required, report to the United States Holders of notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, from those payments, and that information reporting may also apply to payments of proceeds from the sale of the notes to those holders. Some United States Holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Backup withholding at the applicable statutory rate may apply when United States Holders receive interest payments on a note or proceeds from the sale or other disposition of a note. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to any United States Holder that provides a social security or other taxpayer identification number in the prescribed manner unless:

•

the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect;

•

the United States Holder fails to report interest and dividend payments received on the holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required; or

•

the United States Holder fails to certify under penalty of perjury that backup withholding does not apply to the holder.

A United States Holder of notes who does not provide us or our paying agent with its correct taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply to any United States Holder, that holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the holder’s United States federal income tax liability as long as the United States Holder provides the required information to the IRS. United States Holders are urged to consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

Proposed Legislation

President Obama and members of Congress have made proposals that, if enacted in their current form, would substantially revise some of the rules discussed above, including with respect to certification requirements and information reporting. In the event of non-compliance with the revised certification requirements, withholding tax could be imposed on payments of interest or sales proceeds to United States Holders who own notes through foreign accounts or foreign intermediaries or certain non-United States Holders. It cannot be predicted whether, or in what form, these proposals will be enacted. Prospective investors are encouraged to consult their tax advisers regarding these proposals.

PLAN OF DISTRIBUTION

Under the terms of a distribution agreement, the notes are being offered on a continuous basis for sale by us to or through Banc of America Securities LLC, Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Keegan & Company, Inc., Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, Scotia Capital (USA) Inc., UBS Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as agents. The agents, individually or in a syndicate, may purchase notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent, or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. If agreed to by us and an agent, that agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, we will pay a commission to an agent, ranging from 0.125% to 0.750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent. Commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent will be negotiated between us and that agent at the time of that sale. In addition, we estimate our expenses incurred in connection with the offering and sale of the notes, including reimbursement of certain of the agents’ expenses, will not exceed 1.5% of gross proceeds.

Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount of that note less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from us as principal to other dealers less a concession equal to all or any portion of the discount received in connection with that purchase.  An agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of notes, the offering price (in the case of notes to be resold on a fixed offering price basis), the concession and the discount may be changed.

We reserve the right to withdraw, cancel or modify the offer made in this prospectus supplement without notice and may reject offers in whole or in part (whether placed directly with us or through the agents). Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

Each purchaser of a note will arrange for payment as instructed by the relevant agent. Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in the specified currency in The City of New York on the date of settlement. See “Description of Notes—General.”

Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

In connection with the purchase of notes by an agent, as principal, for resale at a fixed price, such agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Such transactions may consist of bids or purchases of notes for the purpose of pegging, fixing or maintaining the price of the notes. Specifically, such agent may over-allot in connection with such offering, creating a syndicate short position. In addition, such agent may bid for and purchase the notes in the open market to cover syndicate short positions or to stabilize, maintain or otherwise affect the price of the notes. Finally, such agent or its syndicate may reclaim selling concessions allowed for the distribution of notes in the offering, if such agent repurchases previously distributed notes in the market to cover over-allotments or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels.

Neither we nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any of the agents makes any representation that the agents will engage in any of those transactions or that those transactions, once commenced, will not be discontinued without notice.

Concurrently with the offering of the notes through the agents, we may issue other securities as contemplated in the accompanying prospectus.  The agents may be deemed to be “underwriters” within the meaning of the Securities Act. We have agreed to indemnify the agents against various liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect of those liabilities.

In the ordinary course of their business, the agents and their affiliates have engaged in, and may in the future engage in, commercial banking and investment banking transactions with us for which they have received or will receive customary fees and expenses. Affiliates of the agents are lenders under our $1.5 billion unsecured U.S. revolving credit facility and, accordingly, if any proceeds from the sale of notes are applied by us to amounts borrowed under that facility, these affiliates will receive a proportionate share of repaid amounts.  In addition, we have joint venture investments with an affiliate of UBS Securities LLC in which we have non-controlling interests ranging from 15% to 20%.  Also, a senior officer of J.P. Morgan Chase & Co., an affiliate of J.P. Morgan Securities Inc., is one of our directors.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each agent will be deemed to represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any pricing supplement to the public in that Relevant Member State other than:

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to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

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to fewer than 100 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive); or

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in any other circumstances that do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement, the accompanying prospectus and any pricing supplement are only being distributed to, and are only directed at, persons located or resident outside the United Kingdom or, if located or resident in the United Kingdom, to (i) persons that are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”) or (iii) any other persons to whom this prospectus supplement, the accompanying prospectus and any pricing supplement may otherwise lawfully be communicated in accordance with the Order.  This prospectus supplement, the accompanying prospectus and any pricing supplement and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom.  Any person in the United Kingdom that is not a relevant person should not act or rely on these documents or any of their contents.

Each agent will be deemed to represent and agree that:

(1)

It has complied and will comply with all applicable provisions of the Financial Services and Market Act 2000 (“FSMA”) with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom;

(2)

In relation to any notes having a maturity of less than one year: (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and (b) it has not offered or sold and will not offer or sell any notes other than to persons: (i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent)

for the purposes of their businesses; or (ii) who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the notes would otherwise constitute a contravention of section 19 of the FSMA by us; and

(3)

It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us.

LEGAL MATTERS

Latham & Watkins LLP, New York, New York, will pass upon certain matters relating to this offering for us. Sidley Austin LLP, New York, New York, will act as counsel to the agents. Venable LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law. Latham & Watkins LLP and Sidley Austin LLP may rely upon Venable LLP with respect to matters governed by Maryland law. Certain members of Latham & Watkins LLP and their families own beneficial interests in less than 1% of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on their authority as experts in auditing and accounting.

PROSPECTUS

KIMCO REALTY CORPORATION

Debt Securities, Preferred Stock,

Depositary Shares, Common Stock and Common Stock Warrants

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We may from time to time offer the following securities on terms to be determined at the time of the offering:

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Unsecured Senior Debt Securities;

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Shares or Fractional Shares of Preferred Stock, par value $1.00 per share;

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Depositary Shares representing Shares of Preferred Stock;

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Shares of Common Stock, par value $.01 per share; and

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Warrants to Purchase Common Stock.

Our common stock is traded on the New York Stock Exchange under the symbol “KIM.”  We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE.  We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market.  If we decide to seek listing of any securities, the supplement to this prospectus will disclose the exchange or market.

Our debt securities, preferred stock, depositary shares representing shares of preferred stock, common stock and common stock warrants may be offered separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be set forth in a supplement to this prospectus.  When we offer securities, we will provide specific terms of such securities in supplements to this prospectus.

In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes.

The securities offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers.  If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Each prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any legend or statement required by state law or the Securities and Exchange Commission.

__________________

Investing in our securities involves risks.  See “Risk Factors” beginning on page 3.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete and any representation to the contrary is a criminal offense.

The date of this Prospectus is April 24, 2009.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.  This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The information contained in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers.  When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

TABLE OF CONTENTS

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When used in this prospectus, “the Company,” “we, ” “us, ” or “our ” refers to Kimco Realty Corporation and its direct and indirect subsidiaries on a consolidated basis.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.”  Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings.  This prospectus provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  A prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information” before considering an investment in the securities offered by that prospectus supplement.

WHERE CAN YOU FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549.  Please call l-800-SEC-0330 for further information on the operations at the public reference room.  Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto.  For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of any fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), with the SEC and are incorporated by reference in this prospectus:

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Annual Report on Form 10-K for the year ended December 31, 2008;

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Current Report on Form 8-K filed on January 7, 2009, Item 1.01 of the Current Report on Form 8-K filed on April 7, 2009, and the Current Report on Form 8-K filed on April 22, 2009;

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Definitive proxy statement with respect to the 2009 Annual Meeting of Stockholders filed on March 27, 2009;

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The description of the Class F Preferred Stock and Depositary Shares contained in our Registration Statement on Form 8-A (File No. 001-10889), filed on June 3, 2003, including any subsequently filed amendments and reports filed for the purpose of updating the description; and

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The description of the Class G Preferred Stock and Depositary Shares contained in our Registration Statement on Form 8-A12B (File No. 001-10899), filed on October 9, 2007, including any subsequently filed amendments and reports filed for the purpose of updating the description.

We are also incorporating by reference into this prospectus all documents that we have filed or will file with the SEC as prescribed by Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act since the date of this prospectus and prior to the termination of the sale of the securities offered by this prospectus and the accompanying prospectus supplement.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus.  To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request.  Requests should be directed to our secretary, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 (telephone number: (516) 869-9000).  You may also obtain copies of these filings, at no cost, by accessing our website at http://www.kimcorealty.com; however, the information found on our website is not considered part of this prospectus or any accompanying prospectus supplement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with other statements and information we publicly disseminate, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions.  You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements.  Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, (iv) the Company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates, (vii) the availability of suitable acquisition opportunities, (viii) valuation of joint venture investments, (ix) valuation of marketable securities and other investments, (x) increases in operating costs, (xi) changes in the dividend policy for our common stock, (xii) the reduction in our income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, and (xiii) impairment charges. Accordingly, there is no assurance that our expectations will be realized.

We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

THE COMPANY

Overview

We began operations through a predecessor in 1966, and today are one of the nation’s largest publicly-traded owners and operators of neighborhood and community shopping centers (measured by gross leasable area, which we refer to as “GLA”).

As of December 31, 2008, we owned interests in 1,950 properties, totaling approximately 182.2 million square feet of GLA located in 45 states, Puerto Rico, Canada, Mexico, Chile, Brazil and Peru.

We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).  We are self-administered and self-managed through present management, which has owned and managed neighborhood and community shopping centers for more than 50 years.  We have not engaged, nor do we expect to retain, any REIT advisors in connection with the operation of our properties.  Our executive officers are engaged in the day-to-day management and operation of our real estate exclusively, and we administer nearly all operating functions for our properties, including leasing, asset management, maintenance, construction, legal, finance and accounting.  Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and our telephone number is (516) 869-9000.

In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute at least 90% of our net taxable income, excluding capital gains, each year.  Dividends on any preferred stock issued by us are included as distributions for this purpose.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and in our reports we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act that are incorporated by reference herein, as well as all of the information set forth in this prospectus and any accompanying prospectus supplement before investing in our securities.

We are subject to certain business and legal risks including, but not limited to, the following:

Loss of our tax status as a real estate investment trust could have significant adverse consequences to us and the value of our securities.

We are organized and conduct our operations in a manner which we believe allows us to qualify as a real estate investment trust for federal income tax purposes.

Qualification as a REIT involves the application of highly technical and complex provisions of the Code for which there are only limited judicial and administrative interpretations.  The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT.  New legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT, the federal income tax consequences of such qualification or the desirability of an investment in a REIT relative to other investments.  There can be no assurance that we have qualified or will continue to qualify as a REIT for tax purposes.

If we lose our REIT status, we will face serious tax consequences that will substantially reduce the funds available to pay dividends to stockholders. If we fail to qualify as a REIT:

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we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

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we could be subject to the federal alternative minimum tax and possibly increased state and local taxes;

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unless we were entitled to relief under statutory provisions, we could not elect to be subject to tax as a REIT for four taxable years following the year during which we were disqualified; and

•

we would not be required to make distributions to stockholders.

As a result, our failure to qualify as a REIT could impair our ability to expand our business and raise capital and could adversely affect the value of our securities.

Adverse global market and economic conditions and competition may impede our ability to generate sufficient income to pay expenses and maintain properties.

Recent market and economic conditions have been unprecedented and challenging with slower growth and tighter credit conditions.  Continued concerns about the systemic impact of the availability and cost of credit, the U.S. mortgage market, inflation, energy costs, geopolitical issues and declining equity and real estate markets have contributed to increased market volatility and diminished expectations for the U.S. economy.  These adverse market conditions and competition may impede our ability to generate sufficient income to pay expenses, maintain properties, pay dividends and refinance debt.

The economic performance and value of our properties is subject to all of the risks associated with owning and operating real estate including:

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changes in the national, regional and local economic climate;

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local conditions, including an oversupply of, or a reduction in demand for, space in properties like those that we own;

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the attractiveness of our properties to tenants;

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the ability of tenants to pay rent;

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competition from other available properties;

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changes in market rental rates;

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the need to periodically pay for costs to repair, renovate and re-let space;

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changes in operating costs, including costs for maintenance, insurance and real estate taxes;

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the fact that the expenses of owning and operating properties are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the properties; and

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changes in laws and governmental regulations, including those governing usage, zoning, the environment and taxes.

The retail shopping sector has been negatively affected by recent economic conditions.  These conditions may result in our tenants delaying lease commencements, declining to extend or renew leases upon expiration and/or renewing at lower rates.  Adverse economic conditions have forced some weaker retailers, in some cases, to declare bankruptcy and close stores. Certain retailers have announced store closings even though they have not filed for bankruptcy protection.  These downturns in the retailing industry likely will have a direct impact on our performance.  Continued store closings or declarations of bankruptcy by our tenants may have a material adverse effect on the Company’s overall performance.  Adverse general or local economic conditions could result in the inability of some tenants of the Company to meet their lease obligations and could otherwise adversely affect the Company’s ability to attract or retain tenants.  Lease terminations by certain tenants or a failure by certain tenants to occupy their premises in a shopping center could result in lease terminations or significant reductions in rent by other tenants in the same shopping centers under the terms of some leases, in which case we may be unable to re-lease the vacated space at attractive rents or at all, and our rental payments from our continuing tenants could significantly decrease.

We are unable to predict whether, or to what extent or for how long, these adverse market and economic conditions will persist.  The continuation and/or intensification of these conditions may impede our ability to generate sufficient operating cash flow to pay expenses, maintain properties, pay dividends and refinance debt.

As a result of the ongoing market volatility and declining market conditions, for the year ended December 31, 2008 we recognized non-cash impairment charges of approximately $114.8 million, net of income tax benefit of approximately $31.1 million, of which approximately $105.1 million of these charges where taken in the fourth quarter of 2008.

Ongoing adverse market and economic conditions and market volatility will likely continue to make it difficult to value the properties and investments owned by us and our unconsolidated joint ventures.  There may be significant uncertainty in the valuation, or in the stability of the value, of such properties and investments that could result in a substantial decrease in the value thereof.  In addition, we intend to sell many of our non-core assets over the next several years. No assurance can be given that we will be able to recover the current carrying amount of all of our properties and investments and those of our unconsolidated joint ventures and/or our goodwill in the future. Our failure to do so would require us to recognize additional impairment charges for the period in which we reached that conclusion, which could materially and adversely affect us.

We may change the dividend policy for our common stock in the future.

On February 4, 2009, we declared a dividend of $0.44 per share that is payable on April 15, 2009 to common shareholders of record on April 6, 2009. We have paid a dividend of $0.44 per common share in the first quarter of 2009. Recognizing the need to maintain maximum financial flexibility in light of the current state of the capital markets, and considering the dividend requirements for the increased number of shares outstanding upon completion of our April 1, 2009 offering, we expect to reduce dividend payments on our common stock for the balance of 2009. We expect to pay $0.06 per common share in each of the third and fourth quarters of 2009. We currently expect to pay the final two 2009 dividend payments fully in cash.

In addition, a recent Internal Revenue Service (“IRS”) revenue procedure allows us to satisfy the REIT income distribution requirement by distributing up to 90% of our dividends on our common stock in shares of our common stock in lieu of paying dividends entirely in cash. Although we reserve the right to utilize this procedure in the future, we currently have no intent to do so. In the event that we pay a portion of a dividend in shares of our common stock, taxable U.S. stockholders would be required to pay tax on the entire amount of the dividend, including the portion paid in shares of common stock, in which case such stockholders might have to pay the tax using cash from other sources.  If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividend, including in respect of all or a portion of such dividend that is payable in stock.  In addition, if a significant number of our stockholders sell shares of our common stock in order to pay taxes owed on dividends, such sales would put downward pressure on the market price of our common stock.

The decision to declare and pay dividends on our common stock in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our Board of Directors and will depend on our earnings, funds from operations, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our indebtedness and preferred stock, the annual distribution requirements under the REIT provisions of the Code, state law and such other factors as our Board of Directors deems relevant. While the statements above concerning the remaining dividends for 2009 are the Company’s current expectation, the actual dividend payable will be determined by our Board of Directors based upon the circumstances at the time of declaration and the actual dividend payable may vary from such expected amounts. Any change in our dividend policy could have a material adverse effect on the market price of our common stock.

Downturns in the retailing industry likely will have a direct impact on our performance.

Our properties consist primarily of community and neighborhood shopping centers and other retail properties. Our performance therefore is generally linked to economic conditions in the market for retail space.  In the future, the market for retail space could be adversely affected by:

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weakness in the national, regional and local economies;

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the adverse financial condition of some large retailing companies;

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ongoing consolidation in the retail sector;

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the excess amount of retail space in a number of markets; and

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increasing consumer purchases through catalogues and the Internet.

Failure by any anchor tenant with leases in multiple locations to make rental payments to us because of a deterioration of its financial condition or otherwise could impact our performance.

Our performance depends on our ability to collect rent from tenants.  At any time, our tenants may experience a downturn in their business that may significantly weaken their financial condition.  As a result, our tenants may delay a number of lease commencements, decline to extend or renew leases upon expiration, fail to make rental payments when due, close stores or declare bankruptcy.  Any of these actions could result in the termination of the tenants’ leases and the loss of rental income attributable to these tenants’ leases.  In the event of a default by a tenant, we may experience delays and costs in enforcing our rights as landlord under the terms of our leases.

In addition, multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center could result in lease terminations or significant reductions in rent by other tenants in the same shopping centers under the terms of some leases.  In that event, we may be unable to re-lease the vacated space at attractive rents or at all, and our rental payments from our continuing tenants could significantly decrease.  The occurrence of any of the situations described above, particularly if it involves a substantial tenant with leases in multiple locations, could have a material adverse effect on our performance.

We may be unable to collect balances due from any tenants in bankruptcy.

A tenant that files for bankruptcy protection may not continue to pay us rent.  A bankruptcy filing by or relating to one of our tenants or a lease guarantor would bar all efforts by us to collect pre-bankruptcy debts from the tenant or the lease guarantor, or their property, unless the bankruptcy court permits us to do so.  A tenant or lease guarantor bankruptcy could delay our efforts to collect past due balances under the relevant leases and could ultimately preclude collection of these sums.  If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages.  As a result, it is likely that we would recover substantially less than the full value of any unsecured claims it holds, if at all.

We may be unable to sell our real estate property investments when appropriate or on favorable terms.

Real estate property investments are illiquid and generally cannot be disposed of quickly. In addition, the federal tax code imposes restrictions on a REIT’s ability to dispose of properties that are not applicable to other types of real estate companies.  Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly or on favorable terms.

We may acquire or develop properties or acquire other real estate related companies and this may create risks.

We may acquire or develop properties or acquire other real estate related companies when we believe that an acquisition or development is consistent with our business strategies. We may not succeed in consummating desired acquisitions or in completing developments on time or within budget. We face competition in pursuing these acquisition or development opportunities that could increase our costs.  When we do pursue a project or acquisition, we may not succeed in leasing newly developed or acquired properties at rents sufficient to cover the costs of acquisition or development and operations.  Difficulties in integrating acquisitions may prove costly or time-consuming and could divert management’s attention.  Acquisitions or developments in new markets or industries where we do not have the same level of market knowledge may result in poorer than anticipated performance.  We may also abandon acquisition or development opportunities that management has begun pursuing and consequently fail to recover expenses already incurred and have devoted management time to a matter not consummated. Furthermore, our acquisitions of new properties or companies will expose us to the liabilities of those properties or companies, some of which we may not be aware of at the time of acquisition.  In addition, development of our existing properties presents similar risks.

There may be a lack of operating history with respect to our recent acquisitions and development of properties and we may not succeed in the integration or management of additional properties.

These properties may have characteristics or deficiencies currently unknown to us that affect their value or revenue potential.  It is also possible that the operating performance of these properties may decline under our management.  As we acquire additional properties, we will be subject to risks associated with managing new properties, including lease-up and tenant retention.  In addition, our ability to manage our growth effectively will require us to successfully integrate our new acquisitions into our existing management structure. We may not succeed with this integration or effectively manage additional properties. Also, newly acquired properties may not perform as expected.

We do not have exclusive control over our joint venture and preferred equity investments, so that we are unable to ensure that our objectives will be pursued. We have invested in some cases as a co-venturer or partner in properties instead of owning directly.  In these investments, we do not have exclusive control over the development, financing, leasing, management and other aspects of these investments.  As a result, the co-venturer or partner might have interests or goals that are inconsistent with us, take action contrary to our interests or otherwise impede our objectives. If the co-venturer or partner defaults on their obligations, we may be required to fulfill their obligation ourselves.  The co-venturer or partner also might become insolvent or bankrupt, which may result in significant losses to us.

We may not be able to recover our investments in our joint venture or preferred equity investments, which may result in significant losses to us.

Our joint venture and preferred equity investments generally own real estate properties for which the economic performance and value is subject to all the risks associated with owning and operating real estate as described above.

We have significant international operations that carry additional risks.

We invest in and conduct operations outside the United States.  The risks we face in international business operations include, but are not limited to:

•

currency risks, including currency fluctuations;

•

unexpected changes in legislative and regulatory requirements;

•

potential adverse tax burdens;

•

burdens of complying with different permitting standards, labor laws and a wide variety of foreign laws;

•

obstacles to the repatriation of earnings and cash;

•

regional, national and local political uncertainty;

•

economic slowdown and/or downturn in foreign markets;

•

difficulties in staffing and managing international operations; and

•

reduced protection for intellectual property in some countries.

Each of these risks might impact our cash flow or impair our ability to borrow funds, which ultimately could adversely affect our business, financial condition, operating results and cash flows.

We may be unable to obtain financing through the debt and equities markets, which would have a material adverse effect on our growth strategy, our results of operations and our financial condition.

The capital and credit markets have become increasingly volatile and constrained as a result of adverse conditions that have caused the failure and near failure of a number of large financial services companies.   We cannot assure you that we will be able to access the capital and credit markets to obtain additional debt or equity financing or that we will be able to obtain financing on favorable terms. The inability to obtain financing could have negative effects on our business, such as:

•

we could have great difficulty acquiring or developing properties, which would materially adversely affect our business strategy;

•

our liquidity could be adversely affected;

•

we may be unable to repay or refinance our indebtedness;

•

we may need to make higher interest and principal payments or sell some of our assets on unfavorable terms to fund our indebtedness; and

•

we may need to issue additional capital stock, which could further dilute the ownership of our existing shareholders.

Financial covenants to which we are subject may restrict our operating and acquisition activities.

Our revolving credit facilities and the indentures under which our senior unsecured debt is issued contain certain financial and operating covenants, including, among other things, certain coverage ratios, as well as limitations on our ability to incur debt, make dividend payments, sell all or substantially all of our assets and engage in mergers and consolidations and certain acquisitions.  These covenants may restrict our ability to pursue certain business initiatives or certain acquisition transactions that might otherwise be advantageous.  In addition, failure to meet any of the financial covenants could cause an event of default under and/or accelerate some or all of our indebtedness, which would have a material adverse effect on us.  Adverse changes in our credit ratings could impair our ability to obtain additional debt and equity financing on favorable terms, if at all, and could significantly reduce the market price of our publicly traded securities.

We may be subject to environmental regulations.

Under various federal, state, and local laws, ordinances and regulations, we may be considered an owner or operator of real property and may be responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in our property, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property).  This liability may be imposed whether or not we knew about, or were responsible for, the presence of hazardous or toxic substances.

We face competition in leasing or developing properties.

We face competition in the acquisition, development, operation and sale of real property from others engaged in real estate investment.  Some of these competitors may have greater financial resources than we do.  This could result in competition for the acquisition of properties for tenants who lease or consider leasing space in our existing and subsequently acquired properties and for other real estate investment opportunities.

Changes in market conditions could adversely affect the market price of our publicly traded securities.

As with other publicly traded securities, the market price of our publicly traded securities depends on various market conditions, which may change from time-to-time.  Among the market conditions that may affect the market price of our publicly traded securities are the following:

•

the extent of institutional investor interest in us;

•

the reputation of REITs generally and the reputation of REITs with portfolios similar to ours;

•

the attractiveness of the securities of REITs in comparison to securities issued by other entities (including securities issued by other real estate companies);

•

our financial condition and performance;

•

the market’s perception of our growth potential and potential future cash dividends;

•

an increase in market interest rates, which may lead prospective investors to demand a higher distribution rate in relation to the price paid for our shares; and

•

general economic and financial market conditions.

We may not be able to recover our investments in marketable securities or mortgage receivables, which may result in significant losses to us.

Our investments in marketable securities are subject to specific risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer, which may result in significant losses to us.  Marketable securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in marketable securities are subject to risks of:

•

limited liquidity in the secondary trading market;

•

substantial market price volatility resulting from changes in prevailing interest rates;

•

subordination to the prior claims of banks and other senior lenders to the issuer;

•

the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and

•

the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn.

These risks may adversely affect the value of outstanding marketable securities and the ability of the issuers to make distribution payments.

The issuers of our marketable securities also might become insolvent or bankrupt, which may result in significant losses to us.

We invest in mortgage receivables.  Our investments in mortgage receivables normally are not insured or otherwise guaranteed by any institution or agency.  In the event of a default by a borrower it may be necessary for us to foreclose our mortgage or engage in costly negotiations.  Delays in liquidating defaulted mortgage loans and repossessing and selling the underlying properties could reduce our investment returns.  Furthermore, in the event of default, the actual value of the property securing the mortgage may decrease. A decline in real estate values will adversely affect the value of our loans and the value of the mortgages securing our loans.

Our mortgage receivables may be or become subordinated to mechanics' or materialmen's liens or property tax liens. In these instances we may need to protect a particular investment by making payments to maintain the current status of a prior lien or discharge it entirely.  In these cases, the total amount we recover may be less than our total investment, resulting in a loss. In the event of a major loan default or several loan defaults resulting in losses, our investments in mortgage receivables would be materially and adversely affected.

Anti-takeover Effect of Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.  Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.  In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code.

Subject to the exceptions specified in our charter, no holder may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% in value of the outstanding shares of our common stock or any class or series of our preferred stock.  Our charter also contains restrictions relating to ownership of our shares which would cause our shares to be beneficially owned by less than 100 persons, cause us to be “closely held” within the meaning of the Code or otherwise result in our failure to qualify as a REIT.  See “Description of Common Stock – Restrictions on “Ownership” and “Description of Preferred Stock – Restrictions on Ownership.”  These ownership limits and other provisions restricting the ownership our common stock and preferred stock could delay or prevent a transaction or a change in control of the Company that might involve a premium price for the stock or otherwise be in the best interest of the stockholders.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of neighborhood and community shopping centers as suitable opportunities arise, the expansion and improvement of certain properties in our portfolio, or the repayment or refinancing of indebtedness outstanding at that time including the repayment or reduction of indebtedness on our outstanding lines of credit which may be re-borrowed at a later time.  The factors which we will consider in any refinancing will include the amount and characteristics of any debt securities issued and may include, among others, the impact of such refinancing on our interest coverage, debt-to-capital ratio, liquidity and earnings per share.  If we identify any specific use for the net proceeds from the sale of securities, we will describe such use in the accompanying prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

All periods presented below have been adjusted to reflect the impact of operating properties sold and classified as discontinued operations during the year ended December 31, 2008 and for properties classified as held for sale as of December 31, 2008, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Our ratios of earnings to fixed charges for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 were 2.1, 3.0, 2.8, 3.2 and 3.4, respectively.  Our ratios of earnings to combined fixed charges and preferred stock dividend requirements for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 were 1.8, 2.8, 2.6, 3.0, and 3.1, respectively.

For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest), amortization of capitalized interest and distributed income of equity investees to pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/loss from unconsolidated partnerships.  Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, and amortization of debt discounts and issue costs, whether expensed or capitalized.

DESCRIPTION OF DEBT SECURITIES

Our unsecured senior debt securities are to be issued under an indenture, dated as of September 1, 1993, as amended by the first supplemental indenture, dated as of August 4, 1994, the second supplemental indenture, dated as of April 7, 1995, the third supplemental indenture, dated as of June 2, 2006, the fourth supplemental indenture, dated as of April 26, 2007, and as further amended or supplemented from time to time, between us and The Bank of New York (successor by merger to IBJ Schroder Bank & Trust Company), as trustee.  The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at 101 Barclay Street, 8th Floor, New York, New York 10286 or as described above under “Where You Can Find More Information.”  The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended.  The statements made hereunder relating to the indenture and the debt securities to be issued thereunder are summaries of some of the provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the debt securities.  All section references appearing herein are to sections of the indenture.

General

The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.  The indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to the indenture.  All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of that series (Section 301).

The indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities.  Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 608).  In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by the trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

For a detailed description of a specific series of debt securities, you should consult the prospectus supplement for that series.  The prospectus supplement may contain any of the following information, where applicable:

(1)	the title and series designation of those debt securities;
(2)	the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;
(3)

if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities which is convertible into our common stock or our preferred stock, or the method by which any portion shall be determined;

(4)

if convertible, any applicable limitations on the ownership or transferability of our common stock or our preferred stock into which those debt securities are convertible which exist to preserve our status as a REIT;

(5)	the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;
(6)	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;
(7)

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which that interest will be payable, the regular record dates for the interest payment dates, or the method by which that date shall be determined, the person to whom that interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)

the place or places where (a) the principal of (and premium, if any) and interest, if any, on those debt securities will be payable, (b) those debt securities may be surrendered for conversion or registration of transfer or exchange and (c) notices or demands to or upon us in respect of those debt securities and the indenture may be served;

(9)

the period or periods within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option, if we are to have that option;

(10)

our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

(11)

if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)

whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

(13)	any additions to, modifications of or deletions from the terms of those debt securities with respect to the events of default or covenants set forth in the indenture;
(14)	whether those debt securities will be issued in certificated or book-entry form or both;

(15)

whether those debt securities will be in registered or bearer form and, if in registered form, their denominations if other than $1,000 and any integral multiple of $1,000 and, if in bearer form, their denominations and the terms and conditions relating thereto;

(16)	the applicability, if any, of the defeasance and covenant defeasance provisions of article fourteen of the indenture;
(17)	if those debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for those debt securities to be authenticated and delivered;
(18)

the terms, if any, upon which those debt securities may be convertible into our common stock or our preferred stock and the terms and conditions upon which that conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

(19)

whether and under what circumstances we will pay additional amounts as contemplated in the indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making such payment; and

(20)	any other terms of those debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of their maturity.  We refer to this type of debt securities as original issue discount securities.  Any material or applicable special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as described under “Merger, Consolidation or Sale,” the indenture does not contain any other provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)

a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

(2)

a change of control, or

(3)

a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of our debt securities.

Furthermore, subject to the limitations set forth under “Merger, Consolidation or Sale,” we may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or a merger or consolidation involving us, that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness, including the debt securities.  In addition, restrictions on ownership and transfers of our common stock and our preferred stock are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control.  You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

A significant number of our properties are owned through our subsidiaries or joint ventures.  Therefore, our rights and those of our creditors, including holders of debt securities, to participate in the assets of those subsidiaries or joint ventures upon the liquidation or recapitalization of those subsidiaries or joint ventures or otherwise will be subject to the prior claims of those entities respective creditors (except to the extent that our claims as a creditor may be recognized).

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000 (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, initially located at 101 Barclay Street, 8th Floor, New York, New York 10286, provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder of that debt security on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the trustee, notice whereof shall be given to the holder of that debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the corporate trust office of the trustee.  In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the trustee.  Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer.  No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of debt securities (Section 305).  If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series.  We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee shall be required to:

(1)

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2)

register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3)

issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder of that debt security, except the portion, if any, of that debt security not to be so repaid (Section 305).

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

(1)

either we shall be the continuing corporation, or the successor corporation (if other than us) formed by or resulting from that consolidation or merger or which shall have received the transfer of our assets, shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

(2)

immediately after giving effect to that transaction and treating any indebtedness which becomes an obligation of ours or of any of our subsidiaries as a result thereof as having been incurred by us or that subsidiary at the time of that transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)

an officer’s certificate and legal opinion covering the above conditions shall be delivered to the trustee (Sections 801 and 803).

Certain Covenants

Existence. Except as permitted under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities (Section 1006).

Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, all as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing for value our respective properties in the ordinary course of business (Section 1007).

Insurance. We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage at least in an amount equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A: VIII in Best’s Key Rating Guide (Section 1008).

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

(1)

all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or the income, profits or property of any of our subsidiaries, and

(2)

all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1009).

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act, we will, to the extent permitted under the Securities Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were so subject, those documents to be filed with the SEC on or prior to the respective dates by which we would have been required so to file those documents if we were so subject. We will also in any event:

(1)

within 15 days of each date by which we would have been required to file those documents with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act:

(a)

transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders of debt securities, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to those Sections, and

(b)

file with the trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to those Sections, and

(2)

if filing those documents by us with the SEC is not permitted under the Securities Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder of debt securities (Section 1010).

Events of Default, Notice and Waiver

The indenture provides that the following events are events of default with respect to any series of debt securities issued thereunder:

(1)

default for 30 days in the payment of any installment of interest on any debt security of that series;

(2)

default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3)

default in making any sinking fund payment as required for any debt security of that series;

(4)

default in the performance of any of our other covenants contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the indenture;

(5)

default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of our indebtedness or any mortgage, indenture or other instrument under which indebtedness is issued or by which that indebtedness is secured, that default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or that acceleration is not rescinded or annulled;

(6)

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of ours or any of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act) or either of our properties; and

(7)

any other event of default provided with respect to a particular series of debt securities (Section 501).

If an event of default under the indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in all of those cases the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders of debt securities). However, at any time after a declaration of acceleration with respect to debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) may rescind and annul that declaration and its consequences if:

(1)

we shall have deposited with the trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the trustee, and

(2)

all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) have been cured or waived as provided in the indenture (Section 502).  The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) may waive any past default with respect to that series and its consequences, except a default:

(a)

in the payment of the principal of (or premium, if any) or interest on any debt security of that series, or

(b)

in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

The trustee is required to give notice to the holders of debt securities within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if the responsible officers of the trustee consider that withholding to be in the interest of those holders of debt securities (Section 601).

The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof (Section 508).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity satisfactory to it (Section 602).  The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee.  However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of those series not joining therein (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each of those defaults and the nature and status thereof (Section 1011).

Modification

Modifications and amendments of the indenture and debt securities may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by such modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each of the debt securities affected thereby,

(1)

change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

(2)

reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

(3)

change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

(4)

impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(5)

reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

(6)

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with some of the covenants in the indenture (Section 1013).

Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1)

to evidence the succession of another person to us as obligor under the indenture;

(2)

to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

(3)

to add events of default for the benefit of the holders of all or any series of debt securities;

(4)

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize some of the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5)

to change or eliminate any provisions of the indenture, provided that any of those changes or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of that provision;

(6)

to secure the debt securities;

(7)

to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of those debt securities into our common stock or our preferred stock;

(8)

to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

(9)

to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect; or

(10)

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of those debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities,

(1)

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of that determination upon declaration of acceleration of the maturity thereof,

(2)

the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. Dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. Dollar equivalent on the issue date of that debt security of the amount determined as provided in (1) above),

(3)

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of that indexed security at original issuance, unless otherwise provided with respect to that indexed security pursuant to Section 301 of the indenture, and

(4)

debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of that other obligor shall be disregarded (Section 101).

The indenture contains provisions for convening meetings of the holders of debt securities of a series (Section 1501).  A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any of those cases upon notice given as provided in the indenture (Section 1502).  Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series.  The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum (Section 1504).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

(1)

there shall be no minimum quorum requirement for that meeting, and

(2)

the principal amount of the outstanding debt securities of that series that vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether that request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of that deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401).

The indenture provides that, if the provisions of article fourteen of the indenture are made applicable to the debt securities of or within any series pursuant to Section 301 of the indenture, we may elect either:

(1)

to defease and be discharged from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on those debt securities and the obligations to register the transfer or exchange of those debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of those debt securities and to hold moneys for payment in trust) (“defeasance”) (Section 1402); or

(2)

to be released from its obligations with respect to those debt securities under Sections 1004 to 1010, inclusive, and Section 1014 of the indenture (being the restrictions described under “Certain Covenants”) or, if provided pursuant to Section 301 of the indenture, its obligations with respect to any other covenant, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”) (Section 1403), in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

That type of trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance or covenant defeasance had not occurred, and that opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 1404).

“Government Obligations” means securities which are:

(1)

direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

(2)

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or that government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or that other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to that Government Obligation or a specific payment of interest on or principal of that Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt (Section 101).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds or Government Obligations or both to effect defeasance or covenant defeasance with respect to debt securities of any series,

(1)

the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 301 of the indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

(2)

a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which that debt security becomes payable as a result of that election or cessation of usage based on the applicable market exchange rate (Section 1405). “Conversion Event” means the cessation of use of:

(1)

a currency, currency unit or composite currency both by the government of the country which issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

(2)

the European Currency Unit, or ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or

(3)

any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. Dollars (Section 101).

In the event we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under “Events of Default, Notice and Waiver” with respect to Sections 1004 to 1010, inclusive, and Section 1014 of the indenture (which Sections would no longer be applicable to those debt securities) or described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting that defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into other debt securities, our common stock or our preferred stock will be set forth in the applicable prospectus supplement relating thereto.  Those terms will include whether those debt securities are convertible into other debt securities, our common stock or our preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those debt securities.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series.  Global securities may be issued in either registered or bearer form and in either temporary or permanent form.  The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

DESCRIPTION OF COMMON STOCK

We have the authority to issue 750,000,000 shares of common stock, par value $.01 per share, and 382,500,000 shares of excess stock, par value $.01 per share.  At April 22, 2009, we had outstanding 376,352,395 shares of common stock and no shares of excess stock. Prior to August 4, 1994, we were incorporated as a Delaware corporation.  On August 4, 1994, we reincorporated as a Maryland corporation pursuant to an Agreement and Plan of Merger approved by our stockholders.

The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or our preferred stock or upon the exercise of common stock warrants issued by us.  The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

Holders of our common stock will be entitled to receive dividends when, as and if authorized by our board of directors and declared by us, out of assets legally available therefor.  Payment and declaration of dividends on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our preferred stock.  Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock.  The common stock will possess voting rights in the election of directors and in respect of certain other corporate matters, with each share entitling the holder thereof to one vote.  Holders of shares of common stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our common stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors.  Holders of shares of common stock will not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date.  The common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights.

Under Maryland law and our charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of common stock may be made only if, after giving effect to the distribution, we are able to pay our indebtedness as it becomes due in the usual course of business and our total assets are greater than the sum of our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of common stock, unless the terms of the stock held by such holders with preferred rights provide otherwise. We have complied with these requirements in all of our prior distributions to holders of common stock.

Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.  Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.  In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code.

Subject to the exceptions specified in our charter, no holder may beneficially own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% in value of the outstanding shares of our common stock.  The constructive ownership rules under the Code are complex and may cause common stock owned actually or constructively by a group of related individuals or entities or both to be deemed constructively owned by one individual or entity.  As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity which owns, actually or constructively, our common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of our common stock, and thus subject such common stock to the ownership limit.

In addition, because rent from related party tenants is not qualifying rent for purposes of the gross income tests under the Code, our charter provides that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% in value of our outstanding common stock.  We refer to this ownership limitation as the related party limit.  Our board of directors may waive the ownership limit and the related party limit with respect to a particular stockholder if evidence satisfactory to our board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT.  As a condition of that waiver, our board of directors may require opinions of counsel satisfactory to it or an undertaking or both from the applicant with respect to preserving our REIT status.  The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.  If shares of common stock in excess of the ownership limit or the related party limit, or shares which would otherwise cause the REIT to be beneficially owned by less than 100 persons or which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, are issued or transferred to any person, that issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares transferred in excess of the ownership limit or the related party limit, or shares which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will automatically be exchanged for shares of a separate class of stock, which we refer to as excess stock, that will be transferred by operation of law to us as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until that time as the intended transferee retransfers the shares. While these shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation).  The shares may be retransferred by the intended transferee to any person who may hold those shares at a price not to exceed either:

(1)

the price paid by the intended transferee, or

(2)

if the intended transferee did not give value for such shares, a price per share equal to the market value of the shares on the date of the purported transfer to the intended transferee,

at which point the shares will automatically be exchanged for ordinary common stock.  In addition, such shares of excess stock held in trust are purchasable by us for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date we determine to purchase the stock.  This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board of directors determines that a violative transfer has occurred if no notice is provided.

All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than a specified percentage of the outstanding shares of common stock must give written notice to us containing the information specified in our charter within 30 days after January 1 of each year.  In addition, each common stockholder shall upon demand be required to disclose to us such information with respect to the actual and constructive ownership of shares as our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

The registrar and transfer agent for our common stock is The Bank of New York.

DESCRIPTION OF COMMON STOCK WARRANTS

We may issue common stock warrants for the purchase of our common stock.  Common stock warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus.  Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants.

The applicable prospectus supplement will describe the terms of the common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

(1)

the title of those common stock warrants;

(2)

the aggregate number of those common stock warrants;

(3)

the price or prices at which those common stock warrants will be issued;

(4)

the designation, number and terms of the shares of common stock purchasable upon exercise of those common stock warrants;

(5)

the designation and terms of the other securities offered by this prospectus with which the common stock warrants are issued and the number of those common stock warrants issued with each security offered by this prospectus;

(6)

the date, if any, on and after which those common stock warrants and the related common stock will be separately transferable;

(7)

the price at which each share of common stock purchasable upon exercise of those common stock warrants may be purchased;

(8)

the date on which the right to exercise those common stock warrants shall commence and the date on which that right shall expire;

(9)

the minimum or maximum amount of those common stock warrants which may be exercised at any one time;

(10)

information with respect to book-entry procedures, if any;

(11)

a discussion of federal income tax considerations; and

(12)

any other material terms of those common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of those common stock warrants.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 3,232,000 shares of preferred stock, $1.00 par value per share, 345,000 shares of 7 3/4% Class A Cumulative Redeemable Preferred Stock, $1.00 par value per share, 230,000 shares of 8 1/2% Class B Cumulative Redeemable Preferred Stock, $1.00 par value per share, 460,000 shares of 8 3/8% Class C Cumulative Redeemable Preferred Stock, $1.00 par value per share, 700,000 shares of 7 1/2% Class D Cumulative Convertible Preferred Stock, $1.00 par value per share, 65,000 shares of Class E Floating Rate Cumulative Redeemable Preferred Stock, $1.00 par value per share, 700,000 shares of 6.65% Class F Cumulative Redeemable Preferred Stock, $1.00 par value per share, and 184,000 shares of 7.75% Class G Cumulative Redeemable Preferred Stock, $1.00 par value per share. We are also authorized to issue 345,000 shares of Class A Excess Preferred Stock, $1.00 par value per share, 230,000 shares of Class B Excess Preferred Stock, $1.00 par value per share, 460,000 shares of Class C Excess Preferred Stock, $1.00 par value per share, 700,000 shares of Class D Excess Preferred Stock, $1.00 par value per share, 65,000 shares of Class E Excess Preferred Stock, $1.00 par value per share, 700,000 shares of Class F Excess Preferred Stock, $1.00 par value per share, and 184,000 shares of Class G Excess Preferred Stock, $1.00 par value per share, which are reserved for issuance upon conversion of certain outstanding Class A preferred stock, Class B preferred stock, Class C preferred stock, Class D preferred stock, Class E preferred stock, Class F preferred stock or Class G preferred stock, as the case may be, as necessary to preserve our status as a REIT. At April 1, 2009, 700,000 shares of Class F preferred stock, represented by 7,000,000 depositary shares, and 184,000 shares of Class G preferred stock, represented by 18,400,000 depositary shares, were outstanding.

Under our charter, our board of directors may from time to time establish and issue one or more classes or series of preferred stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.

The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement may relate.  The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.

General

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our board of directors or duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and, except as may be determined by our board of directors and set forth in the articles supplementary setting forth the terms of any class or series of preferred stock, will not have, or be subject to, any preemptive or similar rights.

You should refer to the prospectus supplement relating to the class or series of preferred stock offered thereby for specific terms, including:

(1)

The class or series, title and stated value of that preferred stock;

(2)

The number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

(3)

The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

(4)

Whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

(5)

The procedures for any auction and remarketing, if any, for that preferred stock;

(6)

Provisions for a sinking fund, if any, for that preferred stock;

(7)

Provisions for redemption, if applicable, of that preferred stock;

(8)

Any listing of that preferred stock on any securities exchange;

(9)

The terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

(10)

Whether interests in that preferred stock will be represented by our depositary shares;

(11)

The relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

(12)

Any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

(13)

A discussion of certain federal income tax considerations applicable to that preferred stock;

(14)

Any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and

(15)

Any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

(1)

senior to all classes or series of our common stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;

(2)

on a parity with all of our equity securities other than those referred to in clauses (1) and (3); and

(3)

junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.

For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of our preferred stock of each class or series shall be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates that will be set forth in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

Dividends on any class or series of our preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock. If our board of directors fails to authorize a dividend payable on a dividend payment date on any class or series of our preferred stock for which dividends are noncumulative, then the holders of that class or series of our preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.

If any shares of our preferred stock of any class or series are outstanding, no full dividends shall be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, on a parity with or junior to the preferred stock of that class or series for any period unless:

(1)

if that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series for all past dividend periods and the then current dividend period, or

(2)

if that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series.

When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of preferred stock of that class or series and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be declared pro rata so that the amount of dividends declared per share on the preferred stock of that class or series and that other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend) and that other class or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

Except as provided in the immediately preceding paragraph, unless: (1) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (2) if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, then no dividends (other than in our common stock or other stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon our common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of that class or series as to dividends or upon our liquidation, nor shall any common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for other of our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

Any dividend payment made on shares of a class or series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that class or series which remains payable.

Redemption

If the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock.

The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:

(1)

if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any class or series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and

(2)

if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.

Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock  no shares of any class or series of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that class or series.

In addition, unless:

(1)

if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and

(2)

if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that class or series (except by conversion into or exchange for our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state:

(1)

the redemption date;

(2)

the number of shares and class or series of the preferred stock to be redeemed;

(3)

the redemption price;

(4)

the place or places where certificates for that preferred stock are to be surrendered for payment of the redemption price;

(5)

that dividends on the shares to be redeemed will cease to accrue on that redemption date; and

(6)

the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of our stock ranking junior to that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that class or series of preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of that class or series of preferred stock will have no right or claim to any of our remaining assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of preferred stock and all other classes or series of stock shall share ratably in that distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of shares of that class or series of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of stock ranking junior to that class or series of preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither our consolidation or merger with or into any other corporation, trust or other entity nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding up.

Voting Rights

Except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, holders of preferred stock will not have any voting rights.

Whenever dividends on any shares of that class or series of preferred stock shall be in arrears for six or more quarterly periods, regardless of whether those quarterly periods are consecutive, the holders of those shares of that class or series of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to our board of directors (and our entire board of directors will be increased by two directors) at a special meeting called by one of our officers at the request of a holder of that class or series of preferred stock or, if that special meeting is not called by that officer within 30 days, at a special meeting called by a holder of that class or series of preferred stock designated by the holders of record of at least 10% of the shares of any of those classes or series of preferred stock (unless that request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until:

(1)

if that class or series of preferred stock has a cumulative dividend, all dividends accumulated on those shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment, or

(2)

if that class or series of preferred stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (that class or series voting separately as a class):

(1)

authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that class or series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or reclassify any of our authorized stock into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares; or

(2)

amend, alter or repeal the provisions of the charter in respect of that class or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that class or series of preferred stock; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of that class or series, in each case ranking on a parity with or junior to the preferred stock of that class or series with respect to payment of dividends and the distribution of assets upon  our liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect those rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that class or series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect that redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another series of preferred stock will be set forth in the applicable prospectus supplement relating thereto and the articles supplementary setting forth the terms of any class or series of preferred stock. Such terms will include the number of shares of common stock or those other series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.

Restrictions on Ownership

As discussed above under “Description of Common Stock—Restrictions on Ownership,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. Therefore, the applicable articles supplementary for each class or series of preferred stock will contain certain provisions restricting the ownership and transfer of that class or series of preferred stock. Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of each applicable articles supplementary relating to the ownership limit for any class or series of preferred stock will provide that, subject to some exceptions, no holder of that class or series of preferred stock may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, preferred stock in excess of the preferred stock ownership limit, which will be equal to 9.8% of the outstanding preferred stock of any class or series. The constructive ownership rules under the Code are complex and may cause preferred stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class or series of our preferred stock (or the acquisition of an interest in an entity which owns, actually or constructively, preferred stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of that class or series of preferred stock, and thus subject that preferred stock to the preferred stock ownership limit.

Our board of directors will be entitled to waive the preferred stock ownership limit with respect to a particular stockholder if evidence satisfactory to our board of directors, with advice of our tax counsel, is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition of that waiver, our board of directors may require opinions of counsel satisfactory to it or an undertaking or both from the applicant with respect to preserving our REIT status.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

No distribution will be made in respect of any depositary share to the extent that it represents any class or series of preferred stock converted into excess preferred stock or otherwise converted or exchanged.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

The depositary shares, as such, are not generally convertible into our common stock (except as set forth in the proviso below) or any of our other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT; provided that the depositary shares representing our Class D preferred stock are convertible into our common stock. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of our common stock, other shares of a class or series of preferred stock (including excess preferred stock) or other shares of stock, and we have agreed that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect that conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if that conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if:

(1)

such termination is necessary to preserve our status as a REIT, or

(2)

a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.

We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if-

(1)

all outstanding depositary shares issued thereunder shall have been redeemed,

(2)

there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock , or

(3)

each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.

PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following paragraphs summarize provisions of Maryland law and describe our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Election of Directors

Under the Maryland General Corporation Law, a corporation must have at least one director. Subject to this provision, a corporation’s bylaws may alter the number of directors and authorize a majority of the entire board of directors to alter within specified limits the number of directors set by the corporation’s charter or its bylaws.

Our bylaws provide that the number of directors shall not be less than three nor more than 15 and that the number of directors may be changed by a majority vote of the Kimco board of directors. Our board of directors currently consists of nine directors. Each director serves a one-year term and until his or her successor is duly elected and qualifies. There is no cumulative voting on the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board of directors or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.

Removal of Directors

Under the Maryland General Corporation Law, unless the corporation’s charter provides otherwise, which ours does not, the stockholders of a corporation may remove any director with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Duties of Directors with Respect to Unsolicited Takeovers

Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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a classified board,

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a two-thirds vote requirement for removing a director,

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a requirement that the number of directors be fixed only by vote of the directors,

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a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

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a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and Bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships and require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting.

Amendments to the Charter

The Maryland General Corporation Law generally allows amendment of a corporation’s charter if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability and directing that it be submitted to the stockholders for consideration, and the stockholders thereafter approve such proposed amendment either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders’ meeting by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

Most amendments to our charter must be approved by the board of directors and by the vote of at least two-thirds of the votes entitled to be cast at a meeting of stockholders.

Amendment to the Bylaws

Under the Maryland General Corporation Law, the power to amend the bylaws may be left with the stockholders, vested exclusively in the directors or shared by both groups.

Our bylaws provide that stockholders have the power to adopt, alter or repeal any bylaws or to make new bylaws, and that the board of directors shall have the power to do the same, except that the board of directors shall not alter or repeal the section of the bylaws governing amendment or any bylaws made by the stockholders.

Dissolution of Kimco Realty Corporation

Under Maryland law, a dissolution must be approved by our board of directors and by a vote of at least two-thirds of the outstanding common stock of Kimco.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.  Nominations of individuals for election to the Board of Directors at a special meeting may be made only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with the Bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

Limitation of Liability and Indemnification

Under Maryland law, a Maryland corporation may include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate Kimco to indemnify any present or former director or officer or any individual who, while a director of Kimco and at the request of Kimco, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of Kimco and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Kimco and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of Kimco and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

On February 25, 2009, our Board of Directors approved a form of Indemnification Agreement to be entered into between the Company and each of its executive officers, members of the Board of Directors and such other employees or consultants of the Company or any subsidiary as may be determined from time to time by the Company's Chief Executive Officer in his discretion.  A brief description of the terms and conditions of the Indemnification Agreement that are material to the Company is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and the Indemnification Agreement is filed as an exhibit thereto.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material United States federal income tax considerations relating to our election to be taxed as a REIT and the ownership and disposition of the securities offered by this prospectus.  This summary is for general information only and is not tax advice.

The information in this summary is based on:

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the Internal Revenue Code of 1986, as amended, or the Code;

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current, temporary and proposed Treasury Regulations promulgated under the Code;

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the legislative history of the Code;

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current administrative interpretations and practices of the Internal Revenue Service, or the IRS; and

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court decisions;

in each case, as of the date of this prospectus.  In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings.  Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion.  Any such change could apply retroactively to transactions preceding the date of the change.  Except as discussed in this summary, we have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment with respect to matters contained in this summary, and the statements in this prospectus are not binding on the IRS or any court.  Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.  This summary does not discuss any state, local or foreign tax considerations, or tax considerations arising from any United States federal tax other than income tax.

This summary assumes that the securities offered by this prospectus are held as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code).  Your tax treatment will vary depending upon your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. You should consult your tax advisor concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of our securities arising under the laws of any state, local or foreign taxing jurisdiction.

This summary does not consider all of the rules which may affect the United States tax treatment of the securities offered by this prospectus in light of your particular circumstances.  For example, except to the extent specifically discussed herein, special rules not discussed here may apply to you if you are:

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a broker-dealer or a dealer in securities or currencies;

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an S corporation;

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a bank, thrift or other financial institution;

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a regulated investment company or a REIT;

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an insurance company;

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a tax-exempt organization;

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subject to the alternative minimum tax provisions of the Code;

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holding securities offered by this prospectus as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

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holding securities offered by this prospectus through a partnership or other pass-through entity;

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a non-United States corporation or partnership, or a person who is not a resident or citizen of the United States;

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a partnership or a limited liability company or other entity taxable as a partnership for United States federal income tax purposes;

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a United States person whose “functional currency” is not the United States dollar; or

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a United States expatriate.

For purposes of this section under the heading “United States Federal Income Tax Considerations,” references to “we,” “our,” and “us” mean only Kimco Realty Corporation, and not its subsidiaries, except as otherwise indicated.

You are urged to consult your tax advisors regarding the tax consequences to you of:

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the acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences;

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our election to be taxed as a REIT for federal income tax purposes; and

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potential changes in applicable tax laws.

Taxation of Our Company

General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1992.  We believe that we have been organized and have operated in a manner which has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1992, and we intend to continue to be organized and operate in this manner.  However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership.  Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT.  See “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex.  The following sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders.  This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and has rendered an opinion to us to the effect that, commencing with our taxable year ending December 31, 1992, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers.  In addition, this opinion was based on our factual representations set forth in this prospectus.  Our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. No assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders.  This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation.  A C corporation is a corporation that generally is required to pay tax at the corporate level.  Double taxation means taxation once at the corporate-level when income is earned and once again at the stockholder level when the income is distributed.  We will, however, be required to pay federal income tax as follows:

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first, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains;

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second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances;

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third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income.  Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property;

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fourth, we will be required to pay a 100% tax on any net income from prohibited transactions.  Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business;

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fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (b) the amount by which 95% of our gross income (90% for the taxable years ending on or before December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability;

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sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test;

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seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure;

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eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods;

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ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset.  The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation;

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tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.”  See “—Penalty Tax.”  In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours.  Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations; and

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eleventh, certain of our subsidiaries are C corporations, the earnings of which will be subject to United States federal income tax.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.  In addition, other countries may impose taxes on our property, income, or operations within their jurisdictions.  To the extent possible, we will structure our activities to minimize our foreign tax liability.  However, there can be no assurance that we will be able to eliminate our foreign tax liability or reduce it to a specified level.  Because we are a REIT, we and our stockholders will derive little or no benefit from any foreign tax credits arising from the payment of those taxes.

Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

(1)

that is managed by one or more trustees or directors;

(2)

that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)

that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)

that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)

that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7)

that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.  Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT.  For purposes of condition (6), the term “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods.  In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above.  These stock ownership and transfer restrictions are described in “Description of Common Stock—Restrictions on Ownership” and “Description of Preferred Stock—Restrictions on Ownership.”  These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.  If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate.  If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.  See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year.  We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below.  Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity.  The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests.  Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.  A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of the Subsidiary Partnerships and Limited Liability Companies.”

We have control of most of the subsidiary partnerships and limited liability companies in which we own an interest, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT.  We are a limited partner or non-managing member in some of our partnerships and limited liability companies.  If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity.  In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis.  In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We own a number of wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code.  A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat the corporation as a “taxable REIT subsidiary,” as described below.  A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests).  Thus, in applying the federal tax requirements described in this discussion, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit.  A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

We received a ruling from the IRS to the effect that all of the subsidiaries held by us prior to January 1, 1992, the effective date of our election to be taxed as a REIT, became “qualified REIT subsidiaries” upon the effective date of our REIT election.  Moreover, with respect to each subsidiary of ours formed subsequent to January 1, 1992 and prior to January 1, 1998, we owned 100% of the stock of that subsidiary at all times.  For tax years beginning on or after January 1, 1998, any corporation, other than a taxable REIT subsidiary wholly owned by a REIT is permitted to be treated as a “qualified REIT subsidiary” regardless of whether that subsidiary has always been owned by the REIT.

Ownership of Interests in Taxable REIT Subsidiaries.    We currently hold an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future.  A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary.  A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of such corporation.  Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT.  In addition, a REIT’s ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset test described below, and their operations will be subject to the provisions described above.  See “—Asset Tests.”

A taxable REIT subsidiary is subject to income tax as a regular C corporation.  In addition, effective for taxable years beginning after December 31, 2000, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied.  As a result of this rule, we modified our ownership of the Kimco Realty Services, Inc., or the Services Company, effective January 1, 2001, by making a joint election with the Service Company to treat the Service Company as a taxable REIT subsidiary.  In addition, effective January 1, 2001, we contributed a note that was issued to us from the Service Company to the capital of the Service Company and acquired 100% of the voting stock of the Service Company.  Thus, we currently own 100% of the stock of the Service Company and there is no debt outstanding between the Service Company and us.

Ownership of Interests in Subsidiary REITs.    We own an interest in several subsidiaries which have elected to be taxed as REITs under Sections 856 through 860 of the Code. Provided each of these subsidiary REITs qualifies as a REIT, our interest in each subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from each such subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each subsidiary REIT must independently satisfy the various REIT qualification requirements described in this summary. If a subsidiary REIT were to fail to qualify as a REIT, and certain relief provisions did not apply, such subsidiary REIT would be treated as a taxable C-corporation and its income would be subject to federal income tax. In addition, a failure of a subsidiary REIT to qualify as a REIT could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT.

Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT.  First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or certain types of temporary investments.  Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.  For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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The amount of rent must not be based in any way on the income or profits of any person.  However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant.  Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space.  Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease.  Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.”  For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease.  If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

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We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below.  We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property.  Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas.  In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”  Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We have received a ruling from the IRS providing that the performance of certain types of services provided by us will not cause the rents received with respect to those leases to fail to qualify as rents from real property.  In addition, we generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above.  However, we may intentionally fail to satisfy some of these conditions to the extent the failure will not, based on the advice of our tax counsel, jeopardize our tax status as a REIT.  In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants.  Accordingly, there can be no assurance that the IRS will not disagree with our determination of values.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have investments in several entities located outside the United States and in the future expect to invest in additional entities or properties located outside the United States.  In addition, from time to time we may acquire additional properties outside of the United States, through a taxable REIT subsidiary or otherwise.  These acquisitions could cause us to incur foreign currency gains or losses.  Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, though the IRS had indicated that REITs could apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constituted qualifying income under the REIT income tests. As a result, we anticipate that any foreign currency gains we recognized on or prior to July 30, 2008 with respect to rents from any property located outside the United States were qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008 to the extent attributable to specified assets or items of qualifying income or gain, however, generally will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be exempt from such tests, provided we do not deal in or engage in substantial and regular trading in securities, which we do not presently intend to do.

To the extent our taxable REIT subsidiaries pay dividends, such dividend income will qualify under the 95%, but not the 75%, gross income test.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests.  While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code.  Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.  For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause.  If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.  As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income.  We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income.   Any gain that we realize (including any net foreign currency gain recognized after July 30, 2008) on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.  This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT.  Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.  We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives.  We do not intend to enter into any sales that are prohibited transactions.  However, the IRS may successfully contend that some or all of our sales are prohibited transactions, and we would be required to pay the 100% penalty tax on the gains resulting from any such sales.

Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax.  In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations.  Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time our taxable REIT subsidiaries may provide services to our tenants.  We intend to set any fees paid to our taxable REIT subsidiaries for such services at arm’s-length rates, although the fees paid may not satisfy the safe-harbor provisions described above.  These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes.  If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests.    At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets.  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.  For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT.  Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT.  In addition, commencing with the taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% (20% for taxable years ending on or before December 31, 2008) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

We have numerous direct and indirect wholly-owned subsidiaries.  As set forth above, the ownership of more than 10% of the total vote or value of the outstanding securities of any one issuer by a REIT is prohibited unless such subsidiary is a taxable REIT subsidiary or a REIT or, in the case of the 10% value test, the securities qualify as “straight debt” securities.  However, if our subsidiaries are “qualified REIT subsidiaries” as defined in the Code, those subsidiaries will not be treated as separate corporations for federal income tax purposes.  Thus, our ownership of stock of a “qualified REIT subsidiary” will not cause us to fail the asset tests.

Prior to January 1, 2001, we owned 100% of the nonvoting preferred stock of the Services Company and did not own any of the voting securities of the Service Company.  Effective January 1, 2001, we made a joint election with the Service Company to treat the Service Company as a taxable REIT subsidiary.  In addition, effective January 1, 2001, we acquired 100% of the voting stock of the Service Company and currently own 100% of the stock of the Service Company.  We believe that the value of the securities of all our taxable REIT subsidiaries did not and will not exceed more than 20% of the value of our total assets at the close of each quarter during a taxable year that begins after December 31, 2000 (25% for taxable years beginning on or after January 1, 2009).  No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the IRS will agree with our determinations of value.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer.  After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including, for our taxable years beginning on or after January 1, 2009, a change caused by changes in the foreign currency exchange rate used to value foreign assets).  If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.  We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests.  If we failed to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period.  Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued.  For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) disclosing certain information to the IRS, and (3) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful.  If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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90% of our “REIT taxable income”; and

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90% of our after tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain.  In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset, over (2) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate.  At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year.  These distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid.  This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement.  The amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class.  To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates.  We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income.  Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above.  However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income.  If these timing differences occur, we may be required to borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

In addition, IRS Revenue Procedure 2009-15 sets forth a safe harbor pursuant to which certain part-stock and part-cash dividends distributed by REITs for calendar years 2008 and 2009 will satisfy the REIT distribution requirements. Under the terms of this Revenue Procedure, up to 90% of our distributions could be paid in our stock.  We expect to pay our remaining 2009 dividends in the form of cash; however final determination is subject to formal declaration of such dividends by our Board of Directors.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year.  Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below.  However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods.  Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the distribution requirements and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges.    We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes.  The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure To Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT.  Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.  If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.  Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders.  As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders.  In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits.  In this event, corporate distributees may be eligible for the dividends-received deduction.  Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year during which we lost our qualification.  It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Subsidiary Partnerships and Limited Liability Companies

General.    We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for federal income tax purposes.  Our ownership interests in such subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as a partnership (or disregarded entity), as opposed to an association or publicly traded partnership taxable as a corporation for federal income tax purposes.  If a subsidiary partnership or limited liability company in which we own an interest were taxable as a corporation, it would be required to pay an entity-level tax on its income.  In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests.  See “—Taxation of Our Company—Asset Tests” and “—Income Tests.”  This, in turn, could prevent us from qualifying as a REIT.  See “—Failure to Qualify.”  In addition, a change in the tax status of a subsidiary partnership or limited liability company might be treated as a taxable event.  If so, we might incur a tax liability without any related cash distributions.  We believe each of our subsidiary partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement generally will determine the allocation of income and loss among partners or members.  If these allocations of income or loss do not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the items subject to the allocation will be reallocated in accordance with the partners’ or members’ interests in the partnership or limited liability company.  This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item.  The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company, must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution.  The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time.  These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members.

Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Taxation of Holders of Our Stock

The following summary describes the principal United States federal income tax consequences relating to the ownership and disposition of our capital stock.

Definition of United States Holder.    A “United States holder” is a beneficial holder of our capital stock or debt securities who is:

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a citizen or resident of the United States;

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a corporation or partnership, including a limited liability company (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

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an estate, the income of which is subject to United States federal income tax regardless of its source; or

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a trust, if a court within the United States can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

A “Non-United States holder” is a beneficial holder that is not a “United States holder” for United States federal income tax purposes.

United States Holders of Our Stock

If you are a “United States holder,” as defined above, this section applies to you.  Otherwise, the next section, “Non-United States Holders of Our Stock,” applies to you.

Taxation of Taxable United States Holders Generally

Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends, and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable United States holders as ordinary income when actually or constructively received.  See “—Tax Rates” below.  As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States holders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to individuals.  For purposes of determining whether distributions to holders of our capital stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to distributions on our outstanding preferred stock, if any, and then to distributions on our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a United States holder.  This treatment will reduce the United States holder’s adjusted tax basis in its shares of our capital stock by the amount of the distribution, but not below zero.  Distributions in excess of our current and accumulated earnings and profits and in excess of a United States holder’s adjusted tax basis in its shares will be taxable as capital gain.  Such gain will be taxable as long-term capital gain if the shares have been held for more than one year.  Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.  United States holders may not include in their own income tax returns any of our net operating losses or capital losses.

Under IRS Revenue Procedure 2009-15, a REIT is permitted to pay taxable dividends in 2008 and 2009 in which up to 90% of the dividend is payable in the REIT’s stock. If we were to make such a dividend, subject to limited exceptions, taxable U.S. holders would be required to include the full amount of the dividend, including the fair market value of any stock distributed, as ordinary income in the manner described above.  We expect to pay our remaining 2009 dividends in the form of cash, however the final determination of the manner in which such dividends will be paid is subject to a formal declaration by our Board of Directors.

Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable United States holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year.  If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our common stock and each class of our preferred stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of each such class of stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains.  If we make this election, we would pay tax on our retained net capital gains.  In addition, to the extent we so elect, a United States holder generally would:

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include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States holder’s long-term capital gains;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a United States holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Secretary of the Treasury.

Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a United States holder of our shares will not be treated as passive activity income.  As a result, United States holders generally will not be able to apply any “passive losses” against this income or gain.  A United States holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount.  Other distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock.   If a United States holder sells or disposes of shares of our capital stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes.  This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the stock for more than one year.  If, however, a United States holder recognizes loss upon the sale or other disposition of our capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the United States holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will, to the extent of our current and accumulated earnings and profits, be treated under Section 302 of the Code as a distribution taxable as a dividend at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code, in which case it will be treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

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is “substantially disproportionate” with respect to the U.S. holder;

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results in a “complete termination” of the U.S. holder’s stock interest in us; or

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is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time the determination is made, U.S. holders are urged to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is currently generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is currently generally taxed at a rate of 15%.  In general, dividends payable by REITs are not eligible for the 15% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, distributed taxable income that a REIT retained and on which it paid tax in a prior taxable year).  The applicable provisions of the United States federal income tax laws relating to the 15% tax rate are scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.  United States holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income.

Information  Reporting and Backup Withholding

We report to our United States holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld.  Under the backup withholding rules, a United States holder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.  A United States holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS.  Backup withholding is not an additional tax.  Any amount paid as backup withholding will be creditable against the United States holder’s federal income tax liability.  In addition, we may be required to withhold a portion of capital gain dividends to any United States holders who fail to certify their non-foreign status.  See “—Taxation of Non-United States Holders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising from a sale of our capital stock generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below.  Income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in an unrelated trade or business of the tax-exempt stockholder.  Generally, “debt-financed property” is property, the acquisition or holding of which is, directly or indirectly, financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our capital stock will constitute unrelated business taxable income unless the organization is able to claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our capital stock.  These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT.  A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.”  As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders.  However, because our stock is publicly traded, we cannot guarantee that this is or will always be the case.

Taxation of Non-United States Holders

The following discussion addresses the rules governing United States federal income taxation of the purchase, ownership and disposition of our capital stock by non-United States holders.  These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules.  Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences or tax consequence arising from any United States federal tax other than income tax.  We urge non-United States holders to consult their tax advisors to determine the impact of federal, state, local, foreign and other tax laws on the purchase, ownership, and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally.  Distributions (including taxable stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits.  Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States holder of a United States trade or business.  Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.  Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption.  Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to United States holders are subject to tax, and are generally not subject to withholding.  Any such dividends received by a non-United States holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-United States holder to the extent that such distributions do not exceed the non-United States holder’s adjusted basis in our capital stock, but rather will reduce the adjusted basis of such stock.  To the extent that these distributions exceed the non-United States holder’s adjusted basis in our capital stock, they will give rise to gain from the sale or exchange of such stock.  The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits.  Except with respect to certain distributions attributable to the sale of United States real property interests as described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

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a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

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the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with a United States trade or business of the non-U.S. holder.

Any amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.  Distributions to a non-United States holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1)

the investment in our capital stock is treated as effectively connected with the non-United States holder’s United States trade or business, in which case the non-United States holder will be subject to the same treatment as United States holders with respect to such gain, except that a non-United States holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2)

the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to FIRPTA, distributions to a non-United States holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-United States holder to be treated as recognizing such gain as income effectively connected with a United States trade or business.  Non-United States holders would generally be taxed at the same rates applicable to United States holders, subject to any applicable alternative minimum tax.  We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to a non-United States holder that is designated as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to the non-United States holder that could have been designated as a capital gain dividend.  The amount withheld is creditable against the non-United States holder’s United States federal income tax liability.  However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution.  Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains.  Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the capital stock held by United States holders generally should be treated with respect to non-United States holders in the same manner as actual distributions by us of capital gain dividends.  Under this approach, a non-United States holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Sale of Our Capital Stock.  Gain recognized by a non-United States holder upon the sale or exchange of our capital stock generally will not be subject to United States taxation unless such stock constitutes a United States real property interest within the meaning of FIRPTA.  Our capital stock will not constitute a United States real property interest so long as we are a “domestically-controlled qualified investment entity.”  A domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States holders.  We believe, but cannot guarantee, that we have been a domestically-controlled qualified investment entity.  In addition, because our capital stock is publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

Notwithstanding the foregoing, gain from the sale or exchange of our capital stock not otherwise subject to FIRPTA will be taxable to a non-United States holder if either (1) the investment in our capital stock is treated as effectively connected with the non-United States holder’s United States trade or business or (2) the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.  In addition, in general, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-United States holder may be treated as having gain from the sale or exchange of a United States real property interest if the non-United States holder (or certain of its affiliate or related parties) (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1).  Non-United States holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our capital stock.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-United States holder sells or exchanges our capital stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a “United States real property interest” if:

(1)

our capital stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the New York Stock Exchange; and

(2)

such non-United States holder owned, actually and constructively, 5% or less of our capital stock throughout the five-year period ending on the date of such sale or exchange.

If gain on the sale or exchange of our capital stock were subject to taxation under FIRPTA, the non-United States holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable United States holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).  In addition, if the sale or exchange of our capital stock were subject to taxation under FIRPTA, and if shares of such stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting and Backup Withholding.  Generally, we must report annually to the IRS the amount of dividends paid to a non-United States holder, such holder’s name and address, and the amount of tax withheld, if any.  A similar report is sent to the non-United States holder.  Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-United States holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8.  Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-United States holder is a United States person.

Backup withholding is not an additional tax.  Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Taxation of Holders of Our Debt Securities

The following summary describes certain of the principal United States federal income tax consequences of owning and disposing of our debt securities. This discussion assumes the debt securities will be issued without original issue discount, sometimes referred to as “OID,” and are not convertible into shares of our capital stock. If one or more series of debt securities are issued with OID or are convertible into shares of our capital stock, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement.

Taxable U.S. Holders of Our Debt Securities

Stated Interest.   U.S. holders generally must include interest on the debt securities in their federal taxable income as ordinary income:

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when it accrues, if the U.S. holder uses the accrual method of accounting for United States federal income tax purposes; or

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when the U.S. holder actually or constructively receives it, if the U.S. holder uses the cash method of accounting for United States federal income tax purposes.

If we redeem or otherwise repurchase the debt securities, we may be obligated to pay additional amounts in excess of stated principal and interest. We intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes. If the IRS successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. U.S. holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange or Other Taxable Disposition of the Debt Securities.   Unless a nonrecognition provision applies, U.S. holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (i) the amount the U.S. holder receives for the debt security in cash or other property, valued at fair market value, less any amount thereof that is attributable to accrued but unpaid interest on the debt security and (ii) the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s initial tax basis in a debt security generally will equal the price the U.S. holder paid for the debt security.

Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss.  The deductibility of capital losses is subject to limitations.  Payments attributable to accrued interest that have not yet been included in income will be taxed as ordinary interest income.

Backup Withholding and Information Reporting.   Backup withholding at the applicable statutory rate may apply when a U.S. holder receives interest payments on a debt security or proceeds upon the sale or other disposition of a debt security. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

A U.S. holder of debt securities who provides us or our paying agent with an incorrect taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply, the U.S. holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the U.S. holder’s United States federal income tax liability as long as the U.S. holder provides the required information to the IRS. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required to furnish annually to the IRS and to U.S. holders of debt securities information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not subject to information reporting.

Non-U.S. Holders of Our Debt Securities

This section applies to you if you are a non-U.S. holder of our debt securities.  Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest.   Interest paid to a non-U.S. holder will not be subject to United States federal income taxes or withholding tax if the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and the non-U.S. holder:

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does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

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is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Internal Revenue Code;

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is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

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provides the appropriate certification as to the non-U.S. holder’s status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a United States trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation’s conduct of a United States trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN before the payment of interest and a non-U.S. holder may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange or Other Taxable Disposition of Debt Securities.   Non-U.S. holders generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

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the non-U.S. holder’s investment in the debt securities is effectively connected with the conduct of a United States trade or business; or

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the non-U.S. holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For non-U.S. holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to United States federal income tax at the rates applicable to United States persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a United States trade or business. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by United States source capital losses, even though non-U.S. holders are not considered residents of the United States.

Backup Withholding and Information Reporting.  If you are a non-United States holder, in general, you will not be subject to backup withholding or information reporting with respect to payments that we make to you, provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the statement described above under “—Non-United States Holders of Our Debt Securities—Payments of Interest.” In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of our debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction.  You should consult your tax advisors regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in the securities offered by this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the securities offered by this prospectus to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities offered by this prospectus will be named in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Underwriters may offer and sell the securities offered by this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities offered by this prospectus upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities offered by this prospectus for whom they may act as agent. Underwriters may sell the securities offered by this prospectus to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.  If so indicated in the applicable prospectus supplement, the underwriters may reimburse us for some or all of our expenses in an offering.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities offered by this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by this prospectus may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities offered by this prospectus from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement.

Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of the securities offered by this prospectus sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:

(1)

the purchase by an institution of the securities offered by this prospectus covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject, and

(2)

if the securities offered by this prospectus are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the securities offered by this prospectus less the principal amount thereof covered by delayed delivery contracts.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for us and our subsidiaries in the ordinary course of business.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) for Kimco Realty Corporation and the audited combined historical summary of revenues and certain expenses of the Puerto Rico Portfolio incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 and the Current Report on Form 8-K dated May 8, 2006 of Kimco Realty Corporation, respectively, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, New York, New York. Any underwriters, dealers or agents will be advised about the other issues relating to any offering by their own legal counsel. Latham & Watkins LLP and any counsel for any underwriters, dealers or agents will rely on Venable LLP, Baltimore, Maryland, as to certain matters of Maryland law. Certain members of Latham & Watkins LLP and their families own beneficial interests in less than 1% of our common stock.

$300,000,000

Kimco Realty Corporation

Series E Medium-Term Notes

Due Nine Months or More from Date of Issue

4.30% Notes due 2018

Pricing Supplement

Joint Book-Running Managers

Citi

Deutsche Bank Securities

J.P. Morgan

Co-Managers

Barclays Capital

BNY Mellon Capital Markets, LLC

RBS

Scotia Capital

Mitsubishi UFJ Securities

August 25, 2010